                                                                    EXHIBIT 10.6



================================================================================

                              55 EAST MONROE STREET

                              OFFICE BUILDING LEASE

                                     BETWEEN

                           TST 55 EAST MONROE, L.L.C.
                                   AS LANDLORD


                                       AND


                              NETRIGHT TECHNOLOGIES

                                    AS TENANT




                            DATED: JANUARY 28, 1999



================================================================================

                                TABLE OF CONTENTS

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                                                                                           ----
ARTICLE 1      BASIC LEASE PROVISIONS......................................................  1

ARTICLE 2      SPECIAL PROVISIONS..........................................................  2
               Section 2.1 Fixed Option Space..............................................  2
               Section 2.2 Extension Term..................................................  3
               Section 2.3 Market Rental...................................................  4
               Section 2.4 Arbitration.....................................................  4
               Section 2.5 Option to Cancel................................................  5

ARTICLE 3      PREMISES, TERM, RENT........................................................  5
               Section 3.1 Lease of Premises...............................................  5
               Section 3.2 Payment of Rent.................................................  5
               Section 3.3 First Month's Rent..............................................  5
               Section 3.4 Interest........................................................  5

ARTICLE 4      USE AND OCCUPANCY...........................................................  5
               Section 4.1 Uses, Licenses and Permits......................................  5
               Section 4.2 Delivery of Premises............................................  6

ARTICLE 5      CONDITION OF THE PREMISES...................................................  6
               Section 5.1 Condition.......................................................  6
               Section 5.2 Landlord's Contribution.........................................  6

ARTICLE 6      ALTERATIONS.................................................................  6
               Section 6.1 Landlord's Consent..............................................  6
               Section 6.2 Manner and Quality of Alterations...............................  7
               Section 6.3 Removal of Tenant's Property....................................  7
               Section 6.4 Mechanic's Liens................................................  7
               Section 6.5 Labor Relations.................................................  8
               Section 6.6 Tenant's Costs..................................................  8
               Section 6.7 Tenant's Equipment..............................................  8
               Section 6.8 Legal Compliance................................................  8

ARTICLE 7      REPAIRS.....................................................................  9
               Section 7.1  Landlord's Repair and Maintenance..............................  9
               Section 7.2  Tenant's Repair and Maintenance................................  9
               Section 7.3  Interruptions Due to Repairs...................................  9

ARTICLE 8      INCREASES IN TAXES AND OPERATING EXPENSES...................................  9
               Section 8.1  Definitions....................................................  9
               Section 8.2  Tenant's Tax Payment........................................... 11
               Section 8.3  Tenant's Operating Payment..................................... 12
               Section 8.4  Formula........................................................ 13
               Section 8.5  Non-Waiver; Disputes........................................... 13

ARTICLE 9      REQUIREMENTS OF LAW......................................................... 13
               Section 9.1 Compliance...................................................... 13
               Section 9.2 Fire Alarm System............................................... 14
               Section 9.3 Limitations on Rent............................................. 14


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                                TABLE OF CONTENTS

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
ARTICLE 10     SUBORDINATION............................................................... 14
               Section 10.1 Subordination and Attornment................................... 14
               Section 10.2 Mortgage or Superior Lease Defaults............................ 15
               Section 10.3 Tenant's Termination Right..................................... 15
               Section 10.4 Provisions..................................................... 15
               Section 10.5 Non-Disturbance Agreements..................................... 16

ARTICLE 11     SERVICES.................................................................... 16
               Section 11.1 Elevators...................................................... 16
               Section 11.2 Heating. Ventilation and Air Conditioning...................... 16
               Section 11.3 Overtime Freight Elevators and HVAC............................ 16
               Section 11.4 Cleaning....................................................... 17
               Section 11.5 Water.......................................................... 17
               Section 11.6 Refuse and Rubbish Removal..................................... 17
               Section 11.7 Service Interruptions.......................................... 17
               Section 11.8 Rent Abatement for Interruptions and Repairs................... 17

ARTICLE 12     INSURANCE; PROPERTY LOSS OR DAMAGE; REIMBURSEMENT........................... 18
               Section 12.1 Tenant's Insurance............................................. 18
               Section 12.2 Waiver of Subrogation.......................................... 19

ARTICLE 13     DESTRUCTION - FIRE OR OTHER CAUSE........................................... 19
               Section 13.1 Restoration.................................................... 19
               Section 13.2 Landlord's Termination Right................................... 19
               Section 13.3 Tenant's Termination Right..................................... 20
               Section 13.4 Final 18 Months................................................ 20
               Section 13.5 Landlord's Liability........................................... 20
               Section 13.6 Windows........................................................ 20

ARTICLE 14     EMINENT DOMAIN.............................................................. 20
               Section 14.1 Condemnation................................................... 20
               Section 14.2 Awards......................................................... 21
               Section 14.3 Temporary Taking............................................... 21

ARTICLE 15     ASSIGNMENT AND SUBLETTING .................................................. 21
               Section 15.1 Landlord's Consent............................................. 21
               Section 15.2 Tenant's Notice................................................ 22
               Section 15.3 Landlord's Termination......................................... 22
               Section 15.4 Conditions to Assignment/Subletting............................ 22
               Section 15.5 Binding on Tenant; Indemnification of Landlord................. 24
               Section 15.6 Tenant's Failure to Complete................................... 24
               Section 15.7 Profits........................................................ 24
               Section 15.8 Other Transfers................................................ 24
               Section 15.9 Assumption of Obligations...................................... 25
               Section 15.10 Tenant's Liability............................................ 25
               Section 15.11 Listings in Building Directory................................ 25
               Section 15.12 Lease Disaffirmance or Rejection.............................. 25

ARTICLE 16     ELECTRICITY................................................................. 26
               Section 16.1 Electricity.................................................... 26
               Section 16.2 Excess Electricity............................................. 26
               Section 16.3 Service Disruption............................................. 26
               Section 16.4 Electricity Additional Rent.................................... 27


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                                TABLE OF CONTENTS

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                                                                                           ----
ARTICLE 17     ACCESS TO PREMISES.......................................................... 28
               Section 17.1 Landlord's Access.............................................. 28
               Section 17.2 Final 12 Months................................................ 28
               Section 17.3 Alterations to Building........................................ 28

ARTICLE 18     DEFAULT..................................................................... 29
               Section 18.1 Tenant's Defaults.............................................. 29
               Section 18.2 Tenant's Liability............................................. 30

ARTICLE 19     REMEDIES AND DAMAGES........................................................ 30
               Section 19.1 Landlord's Remedies............................................ 30
               Section 19.2 Landlord's Damages............................................. 31
               Section 19.3 Default Interest; Other Rights of Landlord..................... 31

ARTICLE 20     LANDLORD'S RIGHT TO CURE; FEES AND EXPENSES................................. 32

ARTICLE 21     NO REPRESENTATIONS BY LANDLORD: LANDLORD'S APPROVAL......................... 32
               Section 21.1 No Representations............................................. 32
               Section 21.2 Written Approval............................................... 32
               Section 21.3 No Money Damages............................................... 32

ARTICLE 22     END OF TERM................................................................. 33
               Section 22.1 Expiration..................................................... 33
               Section 22.2 Holdover Rent.................................................. 33

ARTICLE 23     QUIET ENJOYMENT............................................................. 33

ARTICLE 24     NO SURRENDER; NO WAIVER..................................................... 33
               Section 24.1 No Surrender or Release........................................ 33
               Section 24.2 No Waiver...................................................... 34

ARTICLE 25     WAIVER OF TRIAL BY JURY..................................................... 34

ARTICLE 26     INABILITY TO PERFORM........................................................ 34

ARTICLE 27     NOTICES..................................................................... 34

ARTICLE 28     RULES AND REGULATIONS....................................................... 35

ARTICLE 29     PARTNERSHIP TENANT.......................................................... 35
               Section 29.1 Partnership Tenant............................................. 35
               Section 29.2 Change of Partners............................................. 36

ARTICLE 30     SUBSTITUTION OF OTHER PREMISES.............................................. 36

ARTICLE 31     BROKER...................................................................... 36
               Section 31.1 Broker Representations......................................... 36
               Section 31.2 Indemnity...................................................... 37

ARTICLE 32     INDEMNITY................................................................... 37
               Section 32.1 Indemnity...................................................... 37
               Section 32.2 Defense and Settlement......................................... 37


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                                TABLE OF CONTENTS
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
ARTICLE 33     MISCELLANEOUS............................................................... 38
               Section 33.1 Delivery....................................................... 38
               Section 33.2 Transfer of Real Property...................................... 38
               Section 33.3 Limitation on Liability........................................ 38
               Section 33.4 Rent........................................................... 38
               Section 33.5 Entire Document................................................ 38
               Section 33.6 Governing Law.................................................. 38
               Section 33.7 Unenforceability............................................... 38
               Section 33.8 Lease Disputes................................................. 38
               Section 33.9 Landlord's Agent............................................... 39
               Section 33.10 Estoppel...................................................... 39
               Section 33.11 Certain Interpretational Rules................................ 39
               Section 33.12 Captions...................................................... 39
               Section 33.13 Parties Bound................................................. 39
               Section 33.14 Directory..................................................... 40
               Section 33.15 Counterparts.................................................. 40
               Section 33.16 Joint and Several Obligations................................. 40
               Section 33.17 Amendments.................................................... 40

ARTICLE 34     TAX STATUS OF BENEFICIAL OWNERS............................................. 40

ARTICLE 35     SECURITY DEPOSIT............................................................ 40
               Section 35.1 Security Deposit............................................... 40
               Section 35.2 Letter of Credit............................................... 41
               Section 35.3 Application of Security........................................ 41
               Section 35.4 Transfer....................................................... 41

EXHIBIT A      Floor Plan..................................................................A-1

EXHIBIT A-1    First Option Space..........................................................A-3

EXHIBIT A-2    Second Option Space

EXHIBIT B      Definitions.................................................................B-1

EXHIBIT D      HVAC Specifications.........................................................D-1

EXHIBIT E      Cleaning Specifications.....................................................E-1

EXHIBIT F      Rules and Regulations.......................................................F-1

EXHIBIT G      SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT.....................G-1

EXHIBIT H      LEASE ESTOPPEL CERTIFICATE..................................................H-1


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
                                      LEASE


THIS LEASE is made as of the 28th day of January, 1999, between TST 55 EAST Monroe L.L.C., a Delaware limited liability company ("Landlord"), having an office c/o Tishman Speyer Properties, L.P. 520 Madison Avenue, New York, New York 10022 and NetRight Technologies ("Tenant"), a Delaware Corporation having an office at 2121 South El Camino Real, Suite 400, San Mateo, California 94403.


            Landlord and Tenant hereby covenant and agree as follows:

                                    ARTICLE 1

                             BASIC LEASE PROVISIONS

PREMISES                     A portion of the 17th floor of the Building, as more particularly shown on Exhibit A.

BUILDING                     The building, fixtures, equipment and other improvements and appurtenances now located or hereafter erected, located or placed upon the land known as 55 East
                             Monroe Street, Chicago, Illinois.

REAL PROPERTY                The Building, together with the plot of land upon which it stands.

COMMENCEMENT DATE            The date upon which Landlord delivers a fully-executed copy of this Lease to Tenant.

RENT COMMENCEMENT
DATE ("RCD")                 The earlier of (a) April 15, 1999 and (b) the date upon which Tenant occupies the Premises for the conduct of its business.

EXPIRATION DATE              April 30, 2009, or the last day of any renewal or extended term, if the term of this Lease shall have been extended in accordance with any express provision hereof.

TERM                         The period commencing on the Commencement Date and ending on the Expiration Date.

PERMITTED USES               Executive and general offices for the transaction of Tenant's business.

BASE TAXES                   $0.00

BASE OPERATING EXPENSES      0.916 percent for Taxes and 0.971 percent for Operating Expenses

TENANT'S
PROPORTIONATE SHARE          0.916 percent for Taxes and 0.971 percent for Operating Expenses

AGREED AREA OF BUILDING      1,528,700 rentable square feet of office and retail space. 1,443,000 rentable square feet of office space.

AGREED AREA OF PREMISES      14,007 rentable square feet.

ELECTRICAL ALLOCATION        $1.31 per rentable square foot


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
                                                 Annual      Monthly
FIXED RENT                        Period       Fixed Rent  Installment
----------                        ------      -----------  -----------
                               RCD  -03/31/00 $126,063.00  $10,505.25
                             04/1/00-03/31/01  133,066.50   11,088.88
                             04/1/01-03/31/02  140,070.00   11,672.50
                             04/1/02-03/31/03  147,073.50   12,256.13
                             04/1/03-03/31/04  154,077.00   12,839.75
                             04/1/04-03/31/05  161,080.50   13,423.38
                             04/1/05-03/31/06  168,084.00   14,007.00
                             04/1/06-03/31/07  175,087.50   14,590.63
                             04/1/07-03/31/08  182,091.00   15,174.25
                             04/1/08-04/30/09  189,094.50   15,757.88

ADDITIONAL RENT              All sums other than Fixed Rent payable by Tenant to Landlord under this Lease, including
                             Tenant's Tax Payment, Tenant's Operating Payment, Electricity Additional Rent, late charges, overtime or excess service charges, and interest and other costs related to
                             Tenant's failure to perform any of its obligations under this Lease.

RENT                         Fixed Rent and Additional Rent, collectively.

INTEREST RATE                The lesser of (i) four percent per annum above the then current Base Rate charged by
                             Citibank, N.A. or its successor, or (ii) the maximum rate permitted by applicable law.

SECURITY DEPOSIT             $23,450.00 cash security deposit and $427,215.00 Letter of Credit

BROKER                       Cushman & Wakefield of Illinois, Inc.

LANDLORD'S AGENT             Tishman Speyer Properties, L.P. or any other person designated at any time and from time to time by Landlord as Landlord's Agent and their successors and assigns.

LANDLORD'S                   $280,140.00
CONTRIBUTION

      All capitalized terms used in the Lease text without definition are defined in Exhibit B.

                                    ARTICLE 2

                               SPECIAL PROVISIONS

      SECTION 2.1 FIXED OPTION SPACE.

            (a) Tenant shall have the following rights (together, the "Expansion Rights") to lease additional space in the Building:

                  (i) the right ("First Expansion Right") to lease the space on the seventeenth (17th) floor of the Building identified as first option space on Exhibit A attached hereto containing approximately 2,961 rentable square feet ("First Option Space"), effective as of a date specified by Tenant in its Exercise Notice, which date shall occur prior to April 1, 2001 and at least 3 months after the delivery of the Exercise Notice.

                  (ii) the right ("Second Expansion Right") to lease the space on the seventeenth (17th) floor of the Building identified as second option space on Exhibit A attached hereto containing approximately 2,266 rentable square feet ("Second Option Space"), effective May 1, 2003.

As used herein, the Proposed Delivery Date for the First Option Space shall be the date specified by Tenant in its Exercise Notice and the Proposed Delivery Date for the Second Option Space shall be May 1, 2003. The First Option Space and Second Option Space


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
are herein referred to as the "Option Space." On or before the later of (x) 30 days after Tenant's exercise of an Expansion Right or (y) 8 months prior to the Proposed Delivery Date, Landlord shall advise Tenant in writing of (1) the Market Rental for the applicable Option Space and (2) any rent abatement, construction allowances, Landlord's Work or other rent concession ("Option Space Rent Concessions") to be provided by Landlord for such space. Tenant shall be deemed to have accepted Landlord's determination of the Market Rental unless, within 30 days after receipt of such Market Rental determination, Tenant notifies Landlord in writing of (s) its election to have the Market Rental determined pursuant to Section 2.4 and (t) Tenant's determination of the Market Rental.

            (b) Tenant may exercise an Expansion Right only if (i) Tenant shall have notified Landlord in writing of Tenant's exercise of such Expansion Right not later than three (3) months prior to the Proposed Delivery Date for the First Option Space and nine (9) months prior to the Proposed Delivery Date for the Second Option Space, (ii) Tenant and Related Entities occupy at least 80% of the Premises, (iii) at the time of the exercise of such right and immediately prior to the Proposed Delivery Date the Lease is in full force and effect and no Event of Default shall have occurred and be continuing hereunder and (iv) Tenant has not exercised the cancellation option pursuant to Section 2.5.

            (c) If Tenant exercises an Expansion Right and provided the Lease is then in full force and effect and no Event of Default then exists, the Option Space shall be leased commencing on the date ("Option Space Commencement Date") which is the later of (i) the Proposed Delivery Date for such space and (ii) the date Landlord delivers possession of all of the Option Space to Tenant. The Option Space shall be leased in its then "as is" condition, and except for the Option Space Rent Concessions, Landlord shall not be required to provide any work or contribution to improve the Option Space for Tenant's use. Landlord shall not be liable for failure to deliver possession of the Option Space to Tenant on or before the Proposed Delivery Date and such failure shall not impair the validity of the Lease or Tenant's exercise of its Expansion Right. However, Landlord shall use reasonable and diligent efforts to obtain and deliver possession of the First Option Space and Second Option Space to Tenant. The term of the lease for the Option Space shall expire on the Expiration Date. Tenant shall commence to pay Rent for the Option Space on the Option Space Commencement Date. On the Option Space Commencement Date the Agreed Area of the Premises shall be increased by the rentable area of the Option Space and thereafter the "Premises" shall include such Option Space. On the Option Space Commencement Date Tenant's Proportionate Share shall be increased by an amount equal to the percentage equivalent of a fraction the numerator of which is the rentable area of the Option Space and the denominator of which is the Agreed Area of the Building. The annual Fixed Rent for the Option Space shall be equal to the product of (A) the rentable area of such Option Space and (B) the Market Rental for such Option Space as of the Option Space Commencement Date as determined by Landlord or pursuant to Section 2.5. The annual Fixed Rent for the Option Space shall be payable in 12 equal monthly installments in accordance with Section
3.2. Tenant shall receive the benefit of any Option Space Rent Concessions Landlord is to provide for the Option Space. Any construction allowance included in the Option Space Rent Concessions shall be disbursed in the same manner and subject to the same terms and conditions as set forth in Section 5.2. Except as provided herein, all the other terms and conditions of the Lease shall apply to the Option Space.

            (d) Landlord and Tenant shall enter into a mutually acceptable written amendment to the lease confirming the terms, conditions, and provisions applicable to the Option Space as determined in accordance with the provisions of this Section, but Landlord's or Tenant's failure to execute such amendment shall not relieve Tenant of its obligation to lease such Option Space on the terms and conditions set forth in this Section.

      SECTION 2.2 EXTENSION TERM.

            (a) Tenant shall have the right to extend the Term for all of the Premises for one extension term of 5 years (the "Extension Term") which shall commence on the day following the expiration of the initial Term and end on the fifth anniversary of the Expiration Date, unless the Extension Term shall sooner terminate pursuant to any of the terms of this Lease or otherwise. The Extension Term shall commence only if (i) Tenant shall have notified Landlord in writing of Tenant's exercise of such extension right not later than nine (9) months prior to the Expiration Date, (ii) at the time of the exercise of such right and immediately prior to the Expiration Date, no event of Default shall have occurred and be continuing hereunder, and (iii) Tenant and/or Related Entities shall be in occupancy of at least 80 percent of the Premises at the time such notice is given. Time is of the essence with respect to the giving of the notice of Tenant's exercise of the extension option. The Extension Term shall be upon all of the agreements, terms, covenants and conditions hereof binding upon Tenant, except that (x) the Fixed Rent (as defined in Article 1) shall be determined as provided in Section 2.2(b), (y) Tenant shall have no further right to renew the Term and (z) Landlord shall have no obligation to provide any work or contribution to improve the Premises for Tenant's use. Upon the commencement of the Extension Term, (A) the Extension Term shall be added to and become part of the Term (but shall not be considered part of the initial Term), (B) any reference to "this Lease", to the "Term", the "term of this Lease" or any similar expression shall be deemed to include the Extension Term, and (C) the expiration of the Extension Term shall become the Expiration Date.

            (b) If the Term shall be extended as provided in Section 2.2(a), the annual Fixed Rent payable during the Extension Term shall be equal to the product of (i) the Agreed Area of the Premises as of the first day of the Extension Term and (ii) the Market Rental for the Premises as of the day immediately following the expiration of the initial Term. The annual Fixed Rent shall be payable in 12 equal monthly installments. No adjustment shall be made to Base Operating Expenses and Base Taxes for the Extension Term. On or before the later of (a) 30 days after Tenant exercises an option to extend the Term for the Extension Term and (b) 11 months prior to the beginning of the Extension Term, Landlord shall notify Tenant in writing of Landlord's determination of the Market Rental for the Premises, or the portion thereof to be leased by Tenant during the Extension Term. Tenant shall be deemed to have accepted Landlord's determination of the Market Rental unless, within 30 days after Tenant receives Landlord's notice of such Market Rental, Tenant notifies Landlord in writing of
(x) Tenant's election to have such Market Rental determined pursuant to Section
2.4 and (y) Tenant's determination of the Market Rental.

            (c) Landlord and Tenant shall enter into a mutually acceptable amendment to the Lease confirming the terms, conditions and provisions applicable to the Premises during the Extension Term in accordance with this Section, but neither Landlord's nor Tenant's failure to execute such amendment 0shall relieve Tenant of its obligation to lease the Premises on the terms and conditions set forth herein.

        SECTION 2.3 MARKET RENTAL. The "Market Rental" shall be the annual market rental rate per rentable square foot as of the beginning of the term of the space in question for space comparable in size, location and degree of improvements to be or included in the space in question and for a term comparable to the term in question. The Market Rental shall be determined by taking into consideration comparable fact situations in the Building and in Comparable Buildings. The Market Rental shall take into account, without limitation, the rent concessions such as rental abatements and construction allowances to be provided by Landlord and the market rent concessions; the leasing commissions payable for the space in question, the Base Taxes and Base Operating Expenses used in determining Tenant's Tax Payments and Tenant's Operating Payments, periodic increases in rent to adjust for inflation and other then prevailing rental related terms, conditions and components of rent. If the Fixed Rent payable the space in question has not been determined prior to the beginning of the applicable term, Tenant shall pay Fixed Rent in an amount equal to the Market Rental as determined by Landlord (the "Interim Rent"). Upon final determination of the Fixed Rent for the space in question, Tenant shall commence paying such Fixed Rent as so determined, and within ten (10) days after such determination Tenant shall pay any deficiency in prior payments of Fixed Rent or, if the Fixed Rent as so determined shall be less than the Interim Rent, Tenant shall be entitled to a credit against the next succeeding installments of Fixed Rent in an amount equal to the difference between each installment of Interim Rent and the Fixed Rent as so determined which should have been paid for such installment until the total amount of the over payment has been recouped.

        SECTION 2.4 ARBITRATION. If the Market Rental is to be determined pursuant to this Section 2.4, Tenant shall give notice to Landlord of such dispute within 10 days of Tenant's receipt of Landlord's determination, and such dispute shall be determined by a single arbitrator appointed in accordance with the American Arbitration Association Real Estate Valuation Arbitration Proceeding Rules. The arbitrator shall be impartial and shall have not less than 10 years' experience in the City of Chicago in a calling related to the leasing of commercial office space in office buildings comparable to the Building, and the fees of the arbitrator shall be shared by Landlord and Tenant. Within 30 days following the appointment of the arbitrator, Landlord and Tenant shall attend a hearing before the arbitrator at which each party shall submit a report setting forth its determination of the Market Rental for the space and term in question, together with such information on comparable rentals and such other evidence as such party shall deem relevant. The arbitrator shall, within 30 days following such hearing and submission of evidence, render his or her decision by selecting the determination of Market Rental submitted by either Landlord or Tenant which, in the judgment of the arbitrator, most nearly reflects the Market Rental for the space and term in question. The arbitrator shall have no power or authority to select any Market Rental other than a Market Rental submitted by Landlord or Tenant, and the decision of the arbitrator shall be final and binding upon Landlord and Tenant. Each party shall pay the fees and expenses of its counsel and witnesses and shall share equally the fees of the arbitrator.

        SECTION 2.5 OPTION TO CANCEL. Tenant shall have the option to cancel this Lease effective on the April 30, 2004 ("Termination Effective Date") by delivery of written notice of such election to Landlord prior to April 1, 2003, time being of the essence, and payment of a cancellation fee ("Cancellation Fee") with such notice equal to the sum of (a) $265,714.66 and (b) five times the then monthly installments of Fixed Rent and Additional Rent. If Tenant leases Option Space, the Cancellation Fee shall be increased by the unamortized cost as of the Termination Effective Date of any leasing commissions, construction allowances, rent abatements and other rent concessions paid or provided by Landlord for such space; such costs to be amortized over the Term remaining after the date Rent commences for such space with interest at 10% per annum.

        SECTION 2.6 RENT CREDIT. If the costs of the Initial Installations equals or exceeds $210,105.00, then Tenant shall receive a credit against Rent equal to that portion, if any, of Landlord's Contribution not applied to the cost of the Initial Installations. The credit shall be applied to the Rent due and owing on or after the first day of the month following the final application of Landlord's Contribution to the cost of the Initial Installations and continuing until such rent credit has been fully applied.

                                    ARTICLE 3

                              PREMISES, TERM, RENT

        SECTION 3.1 LEASE OF PREMISES. Subject to the terms of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term. In addition, Landlord grants to Tenant the right to use, on a non-exclusive basis and in common with other tenants, the lobby area and other Building common elements and common facilities.

        SECTION 3.2 PAYMENT OF RENT. Tenant shall pay to Landlord, without notice or demand, and without any set-off, counterclaim, abatement or deduction whatsoever, except as may be expressly set forth in this Lease, in lawful money of the United States by wire transfer of funds to Landlord's account, as designated by Landlord, or by check drawn upon a bank approved by Landlord, (i) Fixed Rent in equal monthly installments, in advance, on the first (1st) day of each calendar month during the Term, commencing on the Rent Commencement Date, and (ii) Additional Rent, at the times and in the manner set forth in this Lease. Except as otherwise expressly set forth in this Lease, Tenant's obligations to pay Rent is independent of each and every covenant contained in this Lease.

        SECTION 3.3 FIRST MONTH'S RENT. If the Rent Commencement Date shall occur on a date other than the first day of any calendar month, Tenant shall pay to Landlord, on the Rent Commencement Date, a sum equal to the Fixed Rent for such month multiplied by a fraction, the numerator of which shall be the number of calendar days in the period from the Rent Commencement Date to the last day of the month in which the Rent Commencement Date shall occur, both dates inclusive, and the denominator of which shall be the number of calendar days in such month.

        SECTION 3.4 INTEREST. If Tenant shall fail to pay any installment or other payment of Rent when due, interest shall accrue on such installment or payment as a late charge, from the date such installment or payment became due until the date paid at the Interest Rate.

                                    ARTICLE 4

                                USE AND OCCUPANCY

      Section 4.1 Uses, Licenses and Permits.

            (a) PERMITTED USES. Tenant shall use and occupy the Premises for the Permitted Uses and for no other purpose. Tenant shall not use or occupy or permit the use or occupancy of any part of the Premises in a manner constituting a Prohibited Use, which violates any Requirement, which causes the Building to be in violation of any Requirement, or which exceeds the floor loads for the Premises.

            (b) LICENSES AND PERMITS. Tenant, at its expense, shall procure and at all times maintain and comply with the terms and conditions of all licenses and permits required for the lawful conduct of the Permitted Uses in the Premises. Landlord represents that the Certificate of Occupancy issued for the Building permits the use of the Premises as offices.

        SECTION 4.2 DELIVERY OF PREMISES. Landlord shall not be liable for failure to deliver possession of the Premises on the Commencement Date and such failure shall not impair the validity of the Lease or extend the Term, provided, however, the Rent payable hereunder shall be abated until possession of the Premises is delivered to Tenant.

                                    ARTICLE 5

                            CONDITION OF THE PREMISES

        SECTION 5.1 CONDITION. Tenant has inspected the Premises and agrees (a) to accept possession of the Premises in the condition existing on the Commencement Date "as is", (b) that neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises or the Building except as expressly set forth herein, and (c) except for Landlord's Contribution as expressly set forth in Section 5.2 hereof, Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to the Premises to prepare the Premises for Tenant's occupancy. Any work to be performed by Tenant for Tenant's initial occupancy of the Premises shall be referred to hereinafter as the "Initial Installations". Tenant's occupancy of any part of the Premises shall be conclusive evidence, as against Tenant, that Tenant has accepted possession of the Premises in its then current condition and at the time such possession was taken, the Premises and the Building were in a good and satisfactory condition as required by this Lease.

        SECTION 5.2 LANDLORD'S CONTRIBUTION.

            (a) Landlord agrees to pay to Tenant an amount not to exceed Landlord's Contribution toward the cost of the Initial Installations, provided as of the date on which Landlord is required to make payment thereof pursuant to
Section 5.2(b), (i) this Lease is in full force and effect, (ii) Tenant has delivered to Landlord the Letter of Credit described in Section 34.2 and (iii) no Event of Default then exists and is continuing. Tenant shall pay all costs of the Initial Installations in excess of Landlord's Contribution. Landlord's Contribution shall be payable solely on account of labor directly related to the Initial Installations and materials delivered to the Premises in connection with the Initial Installations, and architectural, consulting and engineering fees incurred in connection with the Initial Installations.

            (b) Landlord shall pay Landlord's Contribution to Tenant following commencement of Tenant's business operations at the Premises and the final completion of the Initial Installations, within 30 days after submission by Tenant to Landlord of a written requisition therefor, signed by the chief financial officer of Tenant and accompanied by (i) copies of paid invoices covering all of the Initial Installations, (ii) a written certification from Tenant's architect stating that the Initial Installations described on such invoices have been completed in accordance with the plans and specifications approved by Landlord, that such work has been paid in full by Tenant and that all contractors, subcontractors and material suppliers have delivered to Tenant waivers of lien with respect to such work (copies of which shall be included with such architect's certification), (iii) proof of the satisfactory completion of all required inspections and the issuance of any required approvals and sign-offs by Governmental Authorities with respect thereto, (iv) final "as-built" plans and specifications for the Initial Installations as required pursuant to Section 6.1(c) and (v) such other documents and information as Landlord may reasonably request, including in connection with title drawdowns and endorsements.

                                    ARTICLE 6

                                   ALTERATIONS

        SECTION 6.1 LANDLORD'S CONSENT.

            (a) TENANT'S ALTERATIONS. Tenant shall not make any alterations, additions or other physical changes in or about the Premises (collectively, "Alterations") (other than decorative Alterations such as painting, wall coverings and carpeting ("Decorative Alterations")) without Landlord's prior consent, which may be withheld in Landlord's sole discretion. Landlord shall not unreasonably withhold its consent to Alterations so long as such Alterations (i) are non-structural and do not affect the Building Systems, (ii) are performed only by Landlord's designated contractors or by contractors or mechanics approved by Landlord to perform such Alterations, (iii) affect only the Premises and are not visible from outside of the Premises, (iv) do not affect the certificate of occupancy issued for the Building or the Premises, (v) do not adversely affect any service furnished by Landlord to Tenant or to any other tenant of the Building and (vi) do not violate any Requirement or cause the Premises or the Building to be non-compliant with any Requirement.

            (b) PLANS AND SPECIFICATIONS. Prior to making any Alterations, Tenant, at its expense, shall (i) submit to Landlord for its written approval, detailed plans and specifications (including layout, architectural, mechanical, electrical, plumbing, sprinkler and structural drawings) of each proposed Alteration, and with respect to any Alteration affecting any Building

System, Tenant shall submit proof that the Alteration has been designed by, or reviewed and approved by, Landlord's designated engineer for the affected Building System, (ii) obtain all permits, approvals and certificates required by any Governmental Authorities, (iii) furnish to Landlord duplicate original policies or certificates of worker's compensation (covering all persons to be employed by Tenant, and Tenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance and Builder's Risk coverage (issued on a completed value basis) all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, Landlord's managing agent, and their respective employees and agents, any Lessor and any Mortgagee as additional insureds and (iv) furnish to Landlord such other evidence of Tenant's ability to complete and to fully pay for such Alterations as is reasonably satisfactory to Landlord. Upon Tenant's request, Landlord shall reasonably cooperate with Tenant in obtaining any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (if the provisions of the applicable Requirement require that Landlord join in such application), provided Landlord shall incur no cost, expense or liability in connection therewith.

            (c) GOVERNMENTAL APPROVALS. Upon completion of any Alterations, Tenant, at its expense, shall promptly obtain certificates of final approval of such Alterations required by any Governmental Authority and shall furnish Landlord with copies thereof, together with "as-built" plans and specifications for such Alterations both in reproducible and CAD form.

        SECTION 6.2 MANNER AND QUALITY OF ALTERATIONS. All Alterations shall be performed (a) in a good and workmanlike manner and free from defects, (b) in accordance with the plans and specifications, and by contractors approved by Landlord, (c) under the supervision of a licensed architect reasonably satisfactory to Landlord, and (d) in compliance with all Requirements, the terms of this Lease, all procedures and regulations then prescribed by Landlord for coordinating all work performed in the Building and the Rules and Regulations. All materials and equipment to be used in the Premises shall be of first quality and at least equal to the applicable standards for the Building then established by Landlord, and no such materials or equipment (other than Tenant's Property) shall be subject to any lien or other encumbrance.

        SECTION 6.3 REMOVAL OF TENANT'S PROPERTY. Tenant's Property shall be and remain the property of Tenant and Tenant may remove the same at any time on or before the Expiration Date. On or prior to the Expiration Date, Tenant shall, unless otherwise directed by Landlord, at Tenant's expense, remove any Specialty Alteration. Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Building caused by Tenant's removal of any Specialty Alterations or Tenant's Property, and upon default thereof, Tenant shall reimburse Landlord, on demand, for Landlord's cost of repairing and restoring such damage. Any Specialty Alterations or Tenant's Property not so removed shall be deemed abandoned and Landlord may remove and dispose of same, and repair and restore any damage caused thereby, at Tenant's cost and without accountability to Tenant. This Section 6.3 shall survive the expiration or earlier termination of this Lease.

        SECTION 6.4 MECHANIC'S LIENS. Tenant, at its expense, shall discharge any lien or charge filed against the Premises or the Real Property in connection with any work claimed or determined in good faith by Landlord to have been done by or on behalf of, or materials claimed or determined in good faith by Landlord to have been furnished to, Tenant, within 30 days after Tenant's receipt of notice thereof by payment, filing the bond required by law or otherwise in accordance with law. If any such liens so attach and Tenant fails to pay and remove same or contest same as provided herein, Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the Interest Rate, as provided under
Section 3.4 hereof for amounts owed Landlord by Tenant. Such sums shall be deemed to be additional rent due and payable by Tenant at once without notice or demand. Notwithstanding the foregoing prohibition against liens against the Premises, Tenant may in good faith and with reasonable diligence contest the validity or amount of any lien and defer payment and discharge thereof during the pendency of such contest, provided: (i) that such contest shall have the effect of preventing the sale or forfeiture of the Real Property of any part thereof, or any interest therein, to satisfy such lien; (ii) that, within thirty
(30) days after Tenant has been notified of the filing of such lien, Tenant shall have notified Landlord in writing of Tenant's intention to contest such lien; and (iii) that, at Landlord's option, Tenant shall have obtained a title insurance endorsement over such lien insuring Landlord, Mortgagee and Lessor against loss or damage by reason of the existence of such lien or Tenant shall have deposited or caused to be deposited a sum of money which shall be sufficient in the reasonable judgment of Landlord to pay in full such lien and all interest which might become due thereon, and shall keep on deposit an amount so sufficient at all times, increasing such amount to cover additional interest whenever, in the reasonable judgment of Landlord, such increase is advisable. If Tenant shall fail to maintain or cause to be maintained sufficient funds on deposit as hereinabove provided, shall fail to prosecute such contest or cause such contest to be prosecuted with reasonable diligence, or shall fail to pay or cause to be paid the amount of the lien plus any interest finally determined to be due upon the conclusion of such contest, Landlord may, at its option, apply the money as deposited in payment of or on account of such lien, or that part thereof then unpaid, together with all interest thereon. If the amount of money so deposited shall be insufficient for the payment in full of such lien, together with all interest thereon, Tenant shall forthwith, upon demand, deposit with Landlord a sum which, when added to the funds then on deposit, shall be sufficient to make such payment in full.

        SECTION 6.5 LABOR RELATIONS. Tenant shall not employ, or permit the employment of, any contractor, mechanic or laborer, or permit any materials to be delivered to or used in the Building, if, in Landlord's sole judgment, such employment, delivery or use will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others, or the use and enjoyment of the Building by other tenants or occupants. In the event of such interference or conflict, upon Landlord's request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

        SECTION 6.6 TENANT'S COSTS. Tenant shall pay promptly to Landlord or its designee, upon demand, all reasonable out-of-pocket costs actually incurred by Landlord in connection with Tenant's Alterations (including the Initial Installations), including costs incurred in connection with (a) Landlord's review of the Alterations (including review of requests for approval thereof) and (b) the provision of Building personnel during the performance of any Alteration required by trade union policy or otherwise, to operate elevators or otherwise to facilitate Tenant's Alterations. In addition, if Tenant's Alterations shall cost more than $25,000, exclusive of the cost of Decorative Alterations, Tenant shall pay to Landlord or its designee, upon demand, an administrative fee in respect of the performance of such Alterations and the scheduling of Building equipment, facilities and personnel in connection therewith in an amount equal to two percent of the total cost of such Alterations, exclusive of the cost of Decorative Alterations.

        SECTION 6.7 TENANT'S EQUIPMENT. Tenant shall not move any heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, "Equipment") into or out of the Building without Landlord's prior consent and payment to Landlord of any costs incurred by Landlord in connection therewith. If such Equipment requires special handling, Tenant agrees (a) to employ only persons holding a license, if required by Applicable Law, to perform such work,
(b) all work performed in connection therewith shall comply with all applicable Requirements and (c) such work shall be done only during hours designated by Landlord. The agreements set forth in this Section 6.7 shall survive the expiration or earlier termination of this Lease.

        SECTION 6.8 LEGAL COMPLIANCE. The approval of plans or specifications, or consent by Landlord to the making of any Alterations, does not constitute Landlord's agreement or representation that such plans, specifications or Alterations comply with any Requirements or the certificate of occupancy issued for the Building. Landlord shall have no liability to Tenant or any other party in connection with Landlord's approval of any plans and specifications for any Alterations, or Landlord's consent to Tenant's performing any Alterations. If as the result of any Alterations made by or on behalf of Tenant, Landlord is required to make any alterations or improvements to any part of the Building in order to comply with any Requirements, whether or not in or near the Premises, Tenant shall pay all costs and expenses incurred by Landlord in connection with such alterations or improvements.

                                    ARTICLE 7

                                     REPAIRS

        SECTION 7.1 LANDLORD'S REPAIR AND MAINTENANCE. Landlord shall operate, maintain and, except as provided in Section 7.2 hereof, make all necessary repairs (both structural and nonstructural) to (i) the Building Systems up to the point of connection to the Premises, and (ii) the public portions of the Building, both exterior and interior, in conformance with standards applicable Comparable Buildings.

        SECTION 7.2 TENANT'S REPAIR AND MAINTENANCE. Tenant shall promptly, at its expense and in compliance with Article 6 of this Lease, (a) make all nonstructural repairs to the Premises, and the fixtures, equipment and appurtenances therein (including all electrical, plumbing, mechanical and life safety systems in the Premises from the point they connect to the Building Systems) as and when needed to preserve the Premises in good working order and condition, except for reasonable wear and tear and damage for which Tenant is not responsible, and (b) repair or replace damaged doors, signs and glass (other than exterior window glass) in and about the Premises. Without limiting the foregoing, all damage to the Premises or to any other part of the Building, or to any fixtures, equipment, sprinkler system and/or appurtenances thereof, whether requiring structural or nonstructural repairs, caused by or resulting from any act, omission, neglect or improper conduct of, or Alterations made by, or the moving of Tenant's fixtures, furniture or equipment into, within or out of the Premises by Tenant, Tenant's agents, contractors, subcontractors, employees, invitees or licensees, and all damage to any portion of the Building's Systems existing in the Premises, shall be repaired at Tenant's expense. Such repairs shall be made by (i) Tenant, at Tenant's expense, if the required repairs are nonstructural in nature and do not affect any Building System and/or if any damaged portion of the sprinkler system is contained within the Premises, or (ii) Landlord, at Tenant's expense, if the required repairs are structural in nature, involve replacement of exterior window glass (if damaged by Tenant) or affect any Building System or any portion of the sprinkler system not contained within the Premises. All Tenant repairs shall be of a quality at least equal to the original work or construction utilizing new construction materials and shall be made in accordance with this Lease. Tenant shall give Landlord prompt notice of any defective condition of which Tenant is aware in any Building System located in, servicing or passing through the Premises. If Tenant fails after 10 days' notice (or such shorter period as may be required in an emergency) to proceed with due diligence to make any repairs required to be made by Tenant, Landlord may make such repairs and all costs and expenses incurred by Landlord on account thereof, plus interest thereon at the Interest Rate, shall be paid by Tenant within 10 days after Landlord delivers to Tenant an invoice therefor.

        SECTION 7.3 INTERRUPTIONS DUE TO REPAIRS. Landlord reserves the right to make all changes, alterations, additions, improvements, repairs or replacements to the Building, including the Building Systems which provide services to Tenant, as Landlord deems necessary or desirable, provided that in no event shall the level of any building service decrease in any material respect from the level required of Landlord in this Lease as a result thereof (other than temporary changes in the level of such services during the performance of any such work by Landlord). Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during the making of such repairs, alterations, additions, improvements, repairs or replacements provided that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever. There shall be no Rent abatement or allowance to Tenant for a diminution of rental value, no actual or constructive eviction of Tenant, in whole or in part, no relief from any of Tenant's other obligations under this Lease, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances or equipment therein.

                                    ARTICLE 8

                    INCREASES IN TAXES AND OPERATING EXPENSES

        SECTION 8.1 DEFINITIONS. For the purposes of this Article 8, the following terms shall have the meanings set forth below:

            (a) "ASSESSED VALUATION" shall mean the amount for which the Real Property is assessed for the purpose of imposition of Taxes.

            (b) "COMPARISON YEAR" shall mean any calendar year ending after the Rent Commencement Date all or any part of which falls within the Term.

            (c) "OPERATING EXPENSES" shall mean the aggregate of all costs and expenses (and taxes, if any, thereon) paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) in connection with the ownership, operation, repair and maintenance of the Building and the Real Property, such as: (i) insurance premiums, (ii) the cost of electricity, gas, oil, steam, water, air conditioning and other fuel and utilities, (iii) attorneys' fees and disbursements and auditing, management and other professional fees and expenses, (iv) wages, salaries and benefits for off-site accountants reasonably allocable to the Building, (v) reasonable rent for the management office of the Building, and (vi) any capital improvement as described in items (1) or (2) below which shall be installed by Landlord in the Building. Such capital improvements shall be amortized on a straight-line basis over such period as Landlord shall reasonably determine (with interest accruing on the unamortized portion thereof at the Base Rate in effect at the time such improvements are substantially completed per annum), and the amount included in Operating Expenses in any Comparison Year (until such improvement has been fully amortized) shall be equal to the annual amortized amount. A capital improvement shall be included in Operating Expenses only if it either (1) results in a reduction in Operating Expenses (as for example, a labor-saving improvement), provided, the amount included in Operating Expenses in any Comparison Year shall not exceed an amount equal to the savings resulting from the installation and operation of such improvement, and/or (2) is made during any Comparison Year in compliance with Requirements. Operating Expenses shall not include any Excluded Expenses. If during all or part of any Comparison Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense) to any leasable portions of the Building for any reason, then, for purposes of computing Operating Expenses for such Comparison Year, as the case may be, the amount included in Operating Expenses for such period shall be increased by an amount equal to the costs and expenses that would have been reasonably incurred by Landlord during such period if Landlord had furnished such item(s) of work or service to such portion of the Building. In determining the amount of Operating Expenses for any Comparison Year, if less than 95 percent of the Building rentable area shall have been occupied by tenant(s) at any time during Comparison Year, variable Operating Expenses shall be determined for such Comparison Year to be an amount equal to the like expenses which would normally be expected to be incurred had such occupancy been 95 percent throughout such Comparison Year.

            (d) "STATEMENT" shall mean a statement containing a comparison of
(1) the Base Taxes and the Taxes payable for any Comparison Year, or (2) the Base Operating Expenses and the Operating Expenses payable for any Comparison Year.

            (e) "TAX YEAR" shall mean the calendar year (or such other period as hereinafter may be duly adopted by the County of Cook as its fiscal year for real estate tax purposes).

            (f) "TAXES" shall mean (i) all real estate taxes, assessments, sewer and water rents, rates and charges and other governmental levies, impositions or charges, whether general, special, ordinary, extraordinary, foreseen or unforeseen, which may be assessed, levied or imposed upon all or any part of the Real Property, and (ii) all expenses (including reasonable attorneys' fees and disbursements and experts' and other witnesses' fees) incurred in contesting any of the foregoing or the Assessed Valuation of all or any part of the Real Property. Taxes shall include any and all payments in lieu of taxes made from time to time by Landlord to the currently tax-exempt owner of a portion of the Land pursuant to Article II of the Lease Agreement dated May 18, 1966 by and between Chicago Title and Trust Company, as Trustee under Trust No. 49367 and The Baptist Theological Union, located at Chicago. Taxes shall not include (x) interest or penalties incurred by Landlord as a result of Landlord's late payment of Taxes, except for interest payable in connection with the installment payment of assessments pursuant to the next sentence or (y) franchise, transfer, inheritance, gift, estate or net income taxes imposed upon Landlord. For purposes hereof, "Taxes" for any calendar year shall be deemed to be the Taxes which are assessed, levied or imposed for such calendar year regardless of when due or paid. If any assessment is payable in annual installments, then for the purposes of this Article 8, (A) such assessment shall be deemed to have been so divided and to be payable in the maximum number of installments permitted by law, and (B) there shall be deemed included in Taxes for each Comparison Year the installments of such assessment becoming payable during such Comparison Year, together with interest payable during such Comparison Year on such installments and on all installments thereafter becoming due as provided by law, all as if such assessment had been so divided. If at any time the methods of taxation prevailing on the date hereof shall be altered so that in lieu of or as an addition to the whole or any part of Taxes, there shall be assessed, levied or imposed (1) a tax, assessment, levy, imposition or charge based on the income or rents received from the Real Property whether or not wholly or partially as a capital levy or otherwise, (2) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Real Property and imposed upon Landlord, (3) a license fee measured by the rents, or
(4) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be deemed to be Taxes, provided that any tax, assessment, levy, imposition or charge imposed on income from the Real Property shall be calculated as if the Real Property were the only asset of Landlord.

        SECTION 8.2 TENANT'S TAX PAYMENT.

            (a) If the Taxes for any Comparison Year exceed the Base Taxes, Tenant shall pay to Landlord Tenant's Proportionate Share of such excess ("Tenant's Tax Payment"). For each Comparison Year, Landlord shall furnish to Tenant a written statement setting forth Landlord's good faith reasonable estimate of Tenant's Tax Payment for such Comparison Year, based upon such year's budget for Taxes. Tenant shall pay to Landlord on the first day of each month during such Comparison Year an amount equal to one-twelfth of Landlord's estimate of Tenant's Tax Payment for such Comparison Year. If, however, Landlord shall furnish any such estimate for a Comparison Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 8.2 during the last month of the preceding Comparison Year, (ii) promptly after such estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Tax Payment previously made for such Comparison Year were greater or less than the installments of Tenant's Tax Payment to be made for such Comparison Year in accordance with such estimate, and (A) if there shall be a deficiency, Tenant shall pay the amount thereof within 10 business days after demand therefor, or (B) if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder, and (iii) on the first day of the month following the month in which such estimate is furnished to Tenant, and on the first day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to one-twelfth of Tenant's Tax Payment shown on such estimate.

            (b) As soon as reasonably practicable after Landlord has determined the Taxes for a Comparison Year, Landlord shall furnish to Tenant a Statement for such Comparison Year. If the Statement shall show that the sums paid by Tenant under Section 8.2(a) exceeded the actual amount of Tenant's Tax Payment for such Comparison Year, Landlord shall credit the amount of such excess against subsequent payments of Rent due hereunder. If the Statement for such Comparison Year shall show that the sums so paid by Tenant were less than Tenant's Tax Payment for such Comparison Year, Tenant shall pay the amount of such deficiency within ten (10) business days after Tenant's receipt of the Statement.

            (c) If the applicable real estate tax fiscal year is changed, Taxes for such fiscal year shall be apportioned on the basis of the number of days in such fiscal year included in the particular Comparison Year for the purpose of making the computations under this Section 8.2.

            (d) Only Landlord shall be eligible to institute proceedings to reduce the Assessed Valuation of the Real Property and the filings of any such proceeding by Tenant without Landlord's prior written consent shall constitute an Event of Default. If the Base Taxes are defined as the Taxes for a particular calendar year and if such Taxes are reduced, the Base Taxes shall be correspondingly revised, the Additional Rent previously paid or payable on account of Tenant's Tax Payment hereunder for all Comparison Years shall be recomputed on the basis of such reduction, and Tenant shall pay to Landlord within 30 business days after being billed therefor, any deficiency between the amount of such Additional Rent previously computed and paid by Tenant to Landlord, and the amount due as a result of such recomputations. If the Base Taxes are defined as the Taxes for a particular calendar year and if such Taxes are increased then Landlord shall either pay to Tenant, or at Landlord's election, credit against subsequent payments of Rent due, the amount by which such Additional Rent previously paid on account of Tenant's Tax Payment exceeds the amount actually due as a result of such recomputations. If Landlord receives a refund of Taxes for any Comparison Year, Landlord shall, at its election, either pay to Tenant, or credit against subsequent payments of Rent due hereunder, an amount equal to Tenant's Proportionate Share of the refund, net of any expenses incurred by Landlord in achieving such refund, which amount shall not exceed Tenant's Tax Payment paid for such Comparison Year. Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Taxes or the Assessed Valuation.

            (e) Tenant shall be obligated to make Tenant's Tax Payment regardless of whether Tenant may be exempt from the payment of any taxes by reason of Tenant's diplomatic or other tax exempt status.

            (f) If the Rent Commencement Date shall occur on a date other than January 1, any Additional Rent under this Section 8.2 for the calendar year in which such Rent Commencement Date shall occur shall be apportioned on the basis of the number of days in the period from the Rent Commencement Date to the following December 31 bears to the total number of days in such Comparison Year. If the Expiration Date shall occur on a date other than December 31, any Additional Rent payable by Tenant to Landlord under this Section 8.2 for the Comparison Year in which such Expiration Date occurs shall be apportioned on the basis of the number of days in the period from January 1 to the Expiration Date shall bear to the total number of days in such Comparison Year. In the event of the expiration or earlier termination of this Lease, any Additional Rent under this Section 8.2 owed by Tenant shall be paid by Tenant, and any over payments not credited against Rent payable hereunder shall be refunded by Landlord within 30 days after submission of the Statement for the last Comparison Year. In no event shall Fixed Rent ever be reduced by operation of this Section 8.2 and the rights and obligations of Landlord and Tenant under the provisions of this
Section 8.2 with respect to any Additional Rent shall survive the expiration or earlier termination of this Lease.

            (g) Tenant shall be responsible for any applicable occupancy or rent tax now in effect or hereafter enacted and, if payable by Landlord, Tenant shall promptly pay such amounts to Landlord, upon Landlord's demand, as Additional Rent.

        SECTION 8.3 TENANT'S OPERATING PAYMENT.

            (a) If the Operating Expenses payable for any Comparison Year exceed the Base Operating Expenses, Tenant shall pay to Landlord Tenant's Proportionate Share of such excess ("Tenant's Operating Payment"). For each Comparison Year, Landlord shall furnish to Tenant a written statement setting forth Landlord's good faith reasonable estimate of Tenant's Operating Payment for such Comparison Year, based upon such year's budget. Tenant shall pay to Landlord on the first day of each month during such Comparison Year an amount equal to one-twelfth of Landlord's estimate of Tenant's Operating Payment for such Comparison Year. If, however, Landlord shall furnish any such estimate for a Comparison Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 8.3 during the last month of the preceding Comparison Year, (ii) promptly after such estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Payment previously made for such Comparison Year were greater or less than the installments of Tenant's Operating Payment to be made for such Comparison Year in accordance with such estimate, and (A) if there shall be a deficiency, Tenant shall pay the amount thereof within 30 business days after demand therefor, or (B) if there shall have been an overpayment, Landlord shall credit the amount thereof against subsequent payments of Rent due hereunder, and (iii) on the first day of the month following the month in which such estimate is furnished to Tenant, and on the first day of each month thereafter throughout the remainder of such Comparison Year, Tenant shall pay to Landlord an amount equal to one-twelfth of Tenant's Operating Payment shown on such estimate.

            (b) On or before May 1st of each Comparison Year, Landlord shall furnish to Tenant a Statement for the immediately preceding Comparison Year. Each such Statement shall be accompanied by a computation of Operating Expenses for the Building prepared by Landlord's managing agent. If the Statement shall show that the sums paid by Tenant under Section 8.3(a) exceeded the actual amount of Tenant's Operating Payment for such Comparison Year, Landlord shall credit the amount of such excess against subsequent payments of Rent due hereunder. If the Statement for such Comparison Year shall show that the sums so paid by Tenant were less than Tenant's Operating Payment for such Comparison Year, Tenant shall pay the amount of such deficiency within 30 business days after Tenant's receipt of the Statement.

            (c) If the Rent Commencement Date shall occur on a date other than January 1, any Additional Rent under this Section 8.3 for the calendar year in which such Rent Commencement Date shall occur shall be apportioned on the basis of the number of days in the period from the Rent Commencement Date to the following December 31 bears to the total number of days in such Comparison Year.If the Expiration Date shall occur on a date other than December 31, any Additional Rent under this Section 8.3 for the Comparison Year in which such Expiration Date shall occur shall be apportioned on the basis of the number of days in the period from January 1 to the Expiration Date. Upon the expiration or earlier termination of this Lease, any Additional Rent owed by Tenant under this
Article 8 shall be paid by Tenant and any over payments not credited to Rent payable hereunder shall be refunded by Landlord within 30 days after submission of the Statement for the last Comparison Year. In no event shall Fixed Rent ever be reduced by operation of this Section 8.3 and the rights and obligations of Landlord and Tenant under the provisions of this Section 8.3 with respect to any Additional Rent shall survive the expiration or earlier termination of this Lease.

        SECTION 8.4 FORMULA. The computations of Additional Rent under this
Article 8 are intended to constitute a formula for an agreed rental adjustment and may or may not constitute an actual reimbursement to Landlord for Taxes, costs and expenses paid by Landlord with respect to the Building.

        SECTION 8.5 NON-WAIVER; DISPUTES.

            (a) Landlord's failure to render any Statement on a timely basis with respect to any Comparison Year shall not prejudice Landlord's right to thereafter render a Statement with respect to such Comparison Year or any subsequent Comparison Year, nor shall the rendering of a Statement prejudice Landlord's right to thereafter render a corrected Statement for that Comparison Year.

            (b) Each Statement sent to Tenant shall be conclusively binding upon Tenant unless Tenant shall (i) within 30 days after such Statement is sent, pay to Landlord the amount set forth in such Statement, without prejudice to Tenant's right to dispute such Statement, and (ii) within 60 days after such Statement is sent, send a written notice to Landlord objecting to such Statement and specifying the reasons that such Statement is claimed to be incorrect. If the parties are unable to resolve any dispute as to the correctness of such Statement within 30 days following such notice of objection, either party may refer the issues raised to an independent firm of certified public accountants which is a so-called "big-six" public accounting firm selected by Landlord and reasonably acceptable to Tenant, and the decision of such accountants shall be conclusively binding upon Landlord and Tenant. In connection therewith, Tenant and such accountants shall execute and deliver to Landlord a confidentiality agreement, in form and substance reasonably satisfactory to Landlord, whereby such parties agree not to disclose to any third party any of the information obtained in connection with such review. The fees and expenses relating to such procedure shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion the fees and expenses between the parties based on the degree of success of each party).

                                    ARTICLE 9

                               REQUIREMENTS OF LAW

        SECTION 9.1 COMPLIANCE.

            (a) TENANT'S COMPLIANCE. Tenant, at its expense, shall comply (or cause to be complied) with all Requirements applicable to the Premises, regardless of whether imposed by their terms upon Landlord or Tenant. All repairs and alterations to the Premises, whether structural or nonstructural, ordinary or extraordinary, required to be made to cause the Premises to comply with any Requirements and which arise as a result of (i) the specific manner and nature of Tenant's use or occupancy of the Premises, as distinct from general office use, (ii) Alterations made by Tenant in the Premises or (iii) a breach by Tenant of any provisions of this Lease, shall be made by Tenant, at Tenant's expense and in compliance with Article 6, if such repairs or alterations are nonstructural and do not affect any Building System, or by Landlord, at Tenant's expense, if such repairs or alterations are structural or affect any Building System. If Tenant obtains knowledge of any failure to comply with any Requirements applicable to the Premises, Tenant shall give Landlord prompt written notice thereof.

            (b) HAZARDOUS MATERIALS. Tenant shall not (i) cause or permit any Hazardous Materials to be brought into the Building, (ii) cause or permit the storage or use of Hazardous Materials in any manner not permitted by any Requirements, or (iii) cause or permit the escape, disposal or release of any Hazardous Materials within or in the vicinity of the Building. Nothing herein shall be deemed to prevent Tenant's use of any Hazardous Materials customarily used in the ordinary course of office work, provided such use is in accordance with all Requirements. Tenant shall be responsible, at its expense, for all matters directly or indirectly based on, or arising or resulting from, the actual or alleged presence of Hazardous Materials in the Premises or in the Building which is caused or permitted by Tenant. Tenant shall provide to Landlord copies of all communications received by Tenant with respect to any Requirements relating to Hazardous Materials, and/or any claims made in connection therewith. Landlord or its agents may perform environmental inspections of the Premises at any time. The covenants contained in this subsection shall survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Landlord shall remove or encapsulate any asbestos which is in the Premises as of the Commencement Date.

            (c) LANDLORD'S COMPLIANCE. Landlord shall comply with (or cause to be complied with) all Requirements applicable to the Building which are not the obligation of Tenant, to the extent that non-compliance would materially impair Tenant's use and occupancy of the Premises and Tenant's ability to conduct its business in the Premises for office use; and the cost thereof shall be included in Operating Expenses pursuant to Section 8.1(c) of this Lease.

            (d) LANDLORD'S INSURANCE. Tenant shall not cause or permit any action or condition that would (i) invalidate or conflict with Landlord's insurance policies, (ii) violate applicable rules, regulations and guidelines of the Fire Department, Fire Insurance Rating Organization or any other authority having jurisdiction over the Building, or (iii) cause an increase in the premiums of fire insurance then covering the Building over that payable with respect to comparable first-class office buildings or (iv) result in insurance companies of good standing refusing to insure the Building or any property therein in amounts and against risks as reasonably determined by Landlord. If the fire insurance premiums increase as a result of Tenant's failure to comply with the provisions of this Article 9, Tenant shall promptly cure such failure and shall reimburse Landlord, as Additional Rent, for the increased fire insurance premiums paid by Landlord as a result of such failure by Tenant. In any action or proceeding to which Landlord and Tenant are parties, a schedule or "make up" of rates for the Building or the Premises issued by the appropriate Fire Insurance Rating Organization, or other body fixing such fire insurance rates, shall be conclusive evidence of the fire insurance rates then applicable to the Building.

        SECTION 9.2 FIRE ALARM SYSTEM. If the Fire Insurance Rating Organization or any Governmental Authority or any of Landlord's insurers requires or recommends any modifications and/or Alterations be made or any additional equipment be supplied in connection with the fire alarm and life-safety system serving the Building or the Premises by reason of Tenant's business, or the location of the partitions, trade fixtures, or other contents of the Premises, Landlord (to the extent outside of the Premises) or Tenant (to the extent within the Premises) shall make such modifications and/or Alterations, and supply such additional equipment, in either case at Tenant's expense.

        SECTION 9.3 LIMITATIONS ON RENT. If at any time during the Term by reason of any Requirement, the Rent is not fully collectible, Tenant shall take such other steps (without additional expense to Tenant) as Landlord may request, and as may be legally permissible, to permit Landlord to collect the maximum rents which may during the continuance of such restriction be legally permissible (but not in excess of the Rent reserved under this Lease). Upon the termination of such restriction during the Term, Tenant shall pay to Landlord, in addition to the Rent for the period following such termination of the restriction, if legally permissible, the portion of Rent which would have been paid pursuant to this Lease but for such legal restriction less the Rent paid by Tenant to Landlord while such restriction was in effect, together with interest thereon at the Base Rate.

                                   ARTICLE 10

                                  SUBORDINATION

        SECTION 10.1 SUBORDINATION AND ATTORNMENT.

            (a) Subject to Section 10.5, this Lease is subject and subordinate to all Mortgages and Superior Leases, and, at the request of any Mortgagee or Lessor, Tenant shall attorn to such Mortgagee or Lessor, its successors in interest or any purchaser in a foreclosure sale.

            (b) If a Lessor or Mortgagee or any other person or entity shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or the delivery of a new lease or deed, then at the request of the successor landlord and upon such successor landlord's written agreement to accept Tenant's attornment and to recognize Tenant's interest under this Lease, Tenant shall be deemed to have attorned to and recognized such successor landlord as Landlord under this Lease. The provisions of this Article 10 are self-operative and require no further instruments to give effect hereto; provided, however, that Tenant shall promptly execute and deliver any instrument that such successor landlord may reasonably request (i) evidencing such attornment, (ii) setting forth the terms and conditions of Tenant's tenancy, and
(iii) containing such other terms and conditions as may be required by such Mortgagee or Lessor, provided such terms and conditions do not materially increase Tenant's obligations or materially and adversely affect the rights of Tenant under this Lease. Such instruments may include a new lease with the successor landlord identical to this Lease but for the then remaining Term. Upon such attornment this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant upon all of the terms, conditions and covenants set forth in this Lease except that such successor landlord shall not be:

                        (A) liable for any act or omission of Landlord (except to the extent such act or omission continues beyond the date when such successor landlord succeeds to Landlord's interest and Tenant gives notice of such act or omission);

                        (B) subject to any defense, claim, counterclaim, set-off or offsets which Tenant may have against Landlord;

                        (C) bound by any prepayment of more than one month's Rent to any prior landlord, except with respect to a termination payment;

                        (D) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord's interest;

                        (E) bound by any obligation to perform any work or to make improvements to the Premises except for (x) repairs and maintenance required to be made by Landlord under this Lease, and (y) repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such successor landlord; or

                        (F) bound by any modification, amendment, renewal, or termination of this Lease made without successor landlord's consent; or

                        (G) personally liable under the Lease, Mortgagee's liability thereunder being limited to its interest in the Real Property.

        SECTION 10.2 MORTGAGE OR SUPERIOR LEASE DEFAULTS. Tenant shall not cause a default under any Superior Lease or Mortgage, or omit to do anything that Tenant is obligated to do under the terms of this Lease so as to cause Landlord to be in default thereunder. Any Mortgagee may elect that this Lease shall have priority over the Mortgage that it holds and, upon notification to Tenant by such Mortgagee, this Lease shall be deemed to have priority over such Mortgage, regardless of the date of this Lease. In connection with any financing of the Real Property, the Building or of the interest of the lessee under any Superior Lease, Tenant shall consent to any reasonable modifications of this Lease requested by any lending institution, provided such modifications do not materially increase the obligations, or materially and adversely affect the rights, of Tenant under this Lease.

        SECTION 10.3 TENANT'S TERMINATION RIGHT. Tenant agrees to give any Lessor or Mortgagee, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that, prior to such notice, Tenant has been notified in writing (by way of service on Tenant of a copy of assignment of rents and leases, or otherwise) of the address of such Lessor or Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Lessor or Mortgagee shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such Lessor or Mortgagee has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default). Until the time allowed, as aforesaid, for the Lessor or Mortgagee to cure such default has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of Landlord's default.

        SECTION 10.4 PROVISIONS. The provisions of this Article 10 shall (a) inure to the benefit of Landlord, any future owner of the Building or the Real Property, Lessor or Mortgagee and any sublessor thereof and (b) apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any such Superior Lease or Mortgage.

        SECTION 10.5 NON-DISTURBANCE AGREEMENTS. Landlord hereby agrees to obtain for Tenant a Subordination, Non-Disturbance and Attornment Agreement in the form attached hereto as Exhibit G with Landlord and Landlord's existing mortgagee. Landlord hereby agrees to use reasonable efforts to obtain for Tenant a subordination, non-disturbance and attornment agreement (a "SNDA") from all future Mortgagees, in the standard form customarily employed by such Mortgagee, provided that Landlord shall have no liability to Tenant in the event that it is unable to obtain any such agreements.

                                   ARTICLE 11

                                    SERVICES

        SECTION 11.1 ELEVATORS. Landlord, at its expense, shall provide passenger elevator service to the Premises at all times, and at least one freight elevator serving the Premises available upon Tenant's prior request, on a non-exclusive "first come, first serve" basis with other Building tenants, on all Business Days from 7:00 a.m. to 3:30 p.m.

        SECTION 11.2 HEATING, VENTILATION AND AIR CONDITIONING.

            (a) Landlord shall furnish to the Premises heating, ventilation and air-conditioning ("HVAC") in accordance with the standards set forth in Exhibit D on all Business Days from 8:00 a.m. to 6:00 p.m. and on Saturdays which are not Holidays from 8:00 a.m. to 1:00 p.m. Landlord, at its expense, shall repair and maintain the HVAC System in good working order, provided repairs required as a result of the negligence or willful misconduct of Tenant, its agents or employees, shall be performed at Tenant's expense. Landlord shall have access to all air-cooling, fan, ventilating and machine rooms and electrical closets and all other mechanical installations of Landlord (collectively, "Mechanical Installations"), and Tenant shall not construct partitions or other obstructions which may interfere with Landlord's access thereto or the moving of Landlord's equipment to and from the Mechanical Installations. Neither Tenant, nor its agents, employees or contractors shall at any time enter the Mechanical Installations or tamper with, adjust, or otherwise affect such Mechanical Installations.

            (b) Landlord shall not be responsible if the normal operation of the Building System providing HVAC to the Premises (the "HVAC System") shall fail to provide cooled or heated air, as the case may be, in accordance with the specifications set forth in Exhibit D by reason of (i) any machinery or equipment installed by or on behalf of Tenant or any person claiming through or under Tenant, which shall have an electrical load in excess of the average electrical load and human occupancy factors for the HVAC System as designed, as the case may be, or (ii) any rearrangement of partitioning or other Alterations (including the Initial Installations) made or performed by or on behalf of Tenant or any person claiming through or under Tenant. Tenant shall install, if missing, blinds or shades on all windows, which blinds and shades are subject to Landlord's approval, and shall keep all of the operable windows in the Premises closed and lower the blinds when necessary because of the sun's position, whenever the HVAC System is in operation or when and as reasonably required by any Requirement. Tenant at all times shall cooperate fully with Landlord and shall abide by the rules and regulations which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC System.

        SECTION 11.3 OVERTIME FREIGHT ELEVATORS AND HVAC. The Rent does not reflect or include any charge to Tenant for the furnishing of any freight elevator service or HVAC to the Premises during any periods other than for the hours and days set forth in Sections 11.1 and 11.2 hereof ("Overtime Periods"). Landlord shall not be required to furnish any such services during Overtime Periods unless Tenant delivers written notice to Landlord's property management office requesting such services at least 24 hours prior to the time at which such services are to be provided for freight elevator service and by 2:00 p.m. on the Business Day on which HVAC services are to be provided or by 2:00 p.m. on the preceding Business Day if such services are requested in the morning or on Saturday, Sunday or a Holiday, but Landlord shall use reasonable efforts (without obligation to incur any additional cost) to arrange such service on such shorter notice as Tenant shall provide. If Landlord furnishes freight elevator service to the Premises during Overtime Periods, Tenant shall pay to Landlord Landlord's then established rates for such service in the Building. If Landlord shall furnish HVAC to the Premises during Overtime Periods, Tenant shall pay to Landlord Landlord's then established rates for such service in the Building.

        SECTION 11.4 CLEANING. Landlord shall cause the Premises (excluding any portions thereof used as a kitchen or cafeteria (other than a pantry)) to be cleaned, substantially in accordance with the standards set forth in Exhibit E. Any areas of the Premises requiring additional cleaning such as areas used for preparation or consumption of food, shall be cleaned, at Tenant's expense, by Landlord's employees or Landlord's contractor, at rates which shall be competitive with rates of other cleaning contractors providing services to Comparable Buildings. Landlord and its cleaning contractor and their respective employees shall have access to the Premises at all times except between 8:00 A.M. and 5:30 P.M. on Business Days.

        SECTION 11.5 WATER. Landlord will provide cold and hot water for lavatory purposes in the Building restrooms. Landlord shall provide to the Premises cold water for drinking, cleaning and lavatory purposes through fixtures and pipes installed by Tenant at its expense. If Tenant requires or uses cold water for any additional purposes, Landlord may install a meter to measure the water furnished. Tenant shall pay the cost of such installation, and for all maintenance, repairs and replacements thereto, and for the reasonable charges of Landlord for the water furnished. Tenant shall also pay Landlord reasonable charges for any required pumping or heating thereof, and any sewer rent, tax and/or charge now or hereafter assessed or imposed upon the Premises or the Real Property pursuant to any Requirement.

        SECTION 11.6 REFUSE AND RUBBISH REMOVAL. Landlord shall provide refuse and rubbish removal services at the Premises for ordinary office refuse and rubbish pursuant to regulations reasonably established by Landlord. Tenant shall pay to Landlord, within 10 Business Days of receipt of an invoice therefor, Landlord's reasonable charge for such removal to the extent that the refuse generated by Tenant exceeds the refuse and rubbish customarily generated by executive and general office tenants. Tenant shall not dispose of any refuse and rubbish in the public areas of the Building, and if Tenant does so, Tenant shall be liable for Landlord's reasonable charge for such removal. Tenant shall cause its employees, agents, contractors and business visitors to observe such additional rules and regulations regarding rubbish removal and/or recycling as Landlord may, from time to time, reasonably impose.

        SECTION 11.7 SERVICE INTERRUPTIONS. Landlord reserves the right to suspend any service when necessary, by reason of Unavoidable Delays, accidents or emergencies, or for repairs, alterations or improvements which, in Landlord's reasonable judgment, are necessary or appropriate until such Unavoidable Delay, accident or emergency shall cease or such repairs, alterations or improvements are completed and Landlord shall not be liable for any interruption, curtailment or failure to supply services. Landlord shall use reasonable efforts to restore such service, remedy such situation and minimize any interference with Tenant's business, provided that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates, or to incur any other overtime costs or additional expenses whatsoever. The exercise of any such right or the exercise of any such right or the occurrence of any such failure by Landlord shall not constitute an actual or constructive eviction, in whole or in part, entitle Tenant to any compensation, abatement or diminution of Rent, relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience to Tenant, or interruption of Tenant's business, or otherwise.

        SECTION 11.8 RENT ABATEMENT FOR INTERRUPTIONS AND REPAIRS. Notwithstanding anything in Section 7.3, Section 11.7 and Article 26 to the contrary, if (a) any repairs, alterations or improvements performed by Landlord pursuant to Section 7.3 or any service interruption pursuant to Section 11.7 (collectively "Repairs/Interruptions") renders any portion of the Premises in excess of 500 rentable square feet untenantable, (b) Tenant notifies Landlord in writing of the Repairs/Interruptions and the portion of the Premises which is untenantable, (c) such untenantability continues for 5 consecutive Business Days after such notice to Landlord, (d) such Repairs/Interruption were not caused by fire or casualty, the act or omission of Tenant, its employees or agents, or Unavoidable Delays and (e) Tenant is not using the untenantable portion for business purposes or its operations (other than access to other portions of the Premises), then Rent shall abate on a per diem basis proportionately to the portion of the Premises rendered untenantable and unused by Tenant from the 5th Business Day after such notice to Landlord until said portion of the Premises are again rendered tenantable or is used by Tenant. For purposes of this Section
11.8 a portion of the Premises shall be untenantable if Tenant does not have access to such space.

                                   ARTICLE 12

                INSURANCE; PROPERTY LOSS OR DAMAGE; REIMBURSEMENT

        SECTION 12.1 TENANT'S INSURANCE.

            (a) Tenant, at its expense, shall obtain and keep in full force and effect during the Term:

                  (i) a policy of commercial general liability insurance on an occurrence basis against claims for personal injury, death and/or property damage occurring in or about the Premises or the Building, under which Tenant is named as the insured and Landlord, Landlord's managing agent, any Lessors, any Mortgagees and any other parties whose names shall have been furnished by Landlord to Tenant from time to time are named as additional insureds, which insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord's managing agent or any Lessors or Mortgagees named as additional insureds, and Tenant agrees to obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in Article 32 hereof. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $5,000,000, provided, however, that Landlord shall retain the right to require Tenant to increase such coverage from time to time to that amount of insurance which in Landlord's reasonable judgment is then being customarily required by landlords for similar office space in first-class buildings in the City of Chicago. The deductible or self insured retention for such policy shall in no event exceed $10,000 at any time. If the aggregate limit applying to the Premises is reduced by the payment of a claim or establishment of a reserve equal to or greater than 50% of the annual aggregate, Tenant shall immediately arrange to have the aggregate limit restored by endorsement to the existing policy or the purchase of an additional insurance policy unless, in Landlord's reasonable judgment, Tenant maintains sufficient excess liability insurance to satisfy the liability requirements of this Lease without the reinstatement of the aggregate limit;

                  (ii) insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of "all risk" property insurance policies with extended coverage, insuring Tenant's Property, and all Specialty Alterations for the full insurable value thereof or replacement cost value thereof, having a deductible amount, if any, as reasonably determined by Landlord but not to exceed $25,000;

                  (iii) during the performance of any Alteration, until completion thereof, Builder's risk insurance on an "all risk" basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors), any Mortgagee and any Lessor in all work incorporated in the Building and all materials and equipment in or about the Premises;

                  (iv) Workers' Compensation Insurance, as required by law;

                  (v) Disability Benefits Policy Insurance, if required by law;

                  (vi) Business Interruption Insurance; and

                  (vii) such other insurance in such amounts as Landlord, any Mortgagee and/or any Lessor may reasonably require from time to time.

            (b) All insurance required to be carried by Tenant pursuant to the terms of this Lease (i) shall contain a provision that (x) no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, (y) the policy shall be noncancellable and/or no material change in coverage shall be made thereto unless Landlord, Lessors and Mortgagees shall have received 30 days' prior notice of the same, by certified mail, return receipt requested, and (z) Tenant shall be solely responsible for the payment of all premiums under such policies and Landlord, Lessors and Mortgagees shall have no obligation for the payment thereof, and (ii) shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of Illinois and rated in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a "Best's Rating" of "A-" and a "Financial Size Category" of at least "X" or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate.

            (c) On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate policies of insurance, including evidence of waivers of subrogation required to be carried by each party pursuant to this Article 12. Evidence of each renewal or replacement of a policy shall be delivered by Tenant to Landlord at least 10 days prior to the expiration of such policy. In lieu of the policy of insurance required to be delivered to Landlord pursuant to this
Article 12 (the "Policy"), Tenant may deliver


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
to Landlord a certification from Tenant's insurance company (on the form currently designated "Acord 25-S", or the equivalent) which shall be binding on Tenant's insurance company, and which shall expressly provide that such certification (i) conveys to Landlord and any other named insured and/or additional insureds thereunder (the "Insured Parties") all the rights and privileges afforded under the Policy as primary insurance, and (ii) contains an unconditional obligation of the insurance company to advise all Insured Parties in writing by mail, at least 30 days in advance of any termination or change to the Policy that would affect the interest of any of the Insured Parties.

        SECTION 12.2 WAIVER OF SUBROGATION. Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Premises, the Building and personal property, fixtures and equipment located therein, wherein the insurance companies shall waive subrogation or consent to a waiver of right of recovery, and Landlord and Tenant agree not to make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from fire or other hazards to the extent covered by such property insurance; provided, however, that the release, discharge, exoneration and covenant not to sue contained herein shall be limited by and coextensive with the terms and provisions of the waiver of subrogation or waiver of right of recovery. If either party shall be unable to obtain the inclusion of such clause even with the payment of an additional premium, then such party shall attempt to name the other party as a loss payee under the policy. If the payment of an additional premium is required for either (i) the inclusion of, or consent to, a waiver of subrogation, or (ii) for naming any party a loss payee, each party shall advise the other, in writing, of the amount of any such additional premiums and the other party may pay such additional premium. If such other party shall not elect to pay such additional premium or if it shall not be possible to have the other party named as a loss payee, even with the payment of an additional premium, then the first party shall not be required to obtain such waiver of subrogation or consent to waiver provision and such party shall so notify the first party and the first party's agreement to name the other party as an additional insured shall be satisfied. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (A) damage to any Specialty Alterations,
(B) Tenant's Property, and (C) any loss suffered by Tenant due to interruption of Tenant's business.

                                   ARTICLE 13

                        DESTRUCTION - FIRE OR OTHER CAUSE

        SECTION 13.1 RESTORATION. If the Premises are damaged by fire or other casualty, or if the Building is damaged such that Tenant is deprived of reasonable access to the Premises, Tenant shall give prompt notice to Landlord, and the damage shall be repaired by Landlord, at its expense, to substantially the condition of the Premises prior to the damage, subject to the provisions of any Mortgage or Superior Lease, but Landlord shall have no obligation to repair or restore (i) Tenant's Property or (ii) any Specialty Alterations. Until such time as the restoration of the Premises is substantially completed, Rent shall be reduced in the proportion by which the area of the part of the Premises which is not usable (or accessible) and is not used by Tenant bears to the total area of the Premises.

        SECTION 13.2 LANDLORD'S TERMINATION RIGHT. Notwithstanding anything to the contrary contained in Section 13.1, if the Premises are totally damaged or are rendered wholly untenantable, or if the Building shall be so damaged that, in Landlord's opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises are so damaged or rendered untenantable), then in either of such events, Landlord may, not later than 60 days following the date of the damage, give Tenant a notice terminating this Lease, provided that if the Premises are not damaged, Landlord may not terminate this Lease unless Landlord similarly terminates the leases of other office tenants in the Building aggregating at least 50% of the portion of the Building occupied for office purposes immediately prior to such damage. If this Lease is so terminated, (a) the Term shall expire upon the 30th day after such notice is given, (b) Tenant shall vacate the Premises and surrender the same to Landlord, (c) Tenant's liability for Rent shall cease as of the date of the damage, and (d) any prepaid Rent for any period after the date of the damage shall be refunded by Landlord to Tenant.

        SECTION 13.3 TENANT'S TERMINATION RIGHT. If the Premises are totally damaged and are thereby rendered wholly untenantable, or if the Building shall be so damaged that Tenant is deprived of reasonable access to the Premises, and if Landlord elects to restore the Premises, Landlord shall, within 60 days following the date of the damage, cause a contractor or architect selected by Landlord to give notice (the "Restoration Notice") to Tenant of the date by which such contractor or architect estimates the restoration of the Premises shall be substantially completed. If such date, as set forth the Restoration Notice, is more than 18 months from the date of such damage, then Tenant shall have the right to terminate this Lease by giving notice (the "Termination Notice") to Landlord not later than 30 days following Tenant's receipt of the Restoration Notice. If Tenant delivers to Landlord a Termination Notice, this Lease shall be deemed to have terminated as of the date of the giving of the Termination Notice, in the manner set forth in the second sentence of Section 13.2.


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
        SECTION 13.4 FINAL 18 MONTHS. Notwithstanding anything set forth to the contrary in this Article 13, in the event that any damage rendering the Premises wholly untenantable occurs during the final 18 months of the Term, either Landlord or Tenant may terminate this Lease by notice to the other party within 30 days after the occurrence of such damage and this Lease shall expire on the 30th day after the date of such notice. For purposes of this Section 13.4, the Premises shall be deemed wholly untenantable if due to such damage Tenant shall be precluded from using more than 50 percent of the Premises for the conduct of its business and Tenant's inability to so use the Premises is reasonably expected to continue until at least the earlier of the (a) Expiration Date and
(b) the 90th day after the date when such damage occurs.

        SECTION 13.5 LANDLORD'S LIABILITY. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property, or for the loss of or damage to any property of Tenant by theft or otherwise. None of Landlord, its agents, any Mortgagee or Lessor shall be liable for any injury or damage to persons or property or interruption of Tenant's business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building or by construction of any private, public or quasi-public work, or any latent defect in the Premises or in the Building (except that Landlord shall be required to repair the same to the extent provided in Article 6). No penalty shall accrue for delays which may arise by reason of adjustment of fire insurance on the part of Landlord or Tenant, or for delay on account of "labor troubles" or any other cause beyond Landlord's control arising from any repair or restoration of any portion of the Premises or of the Building, provided that Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during the performance of any such repair or restoration, provided that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever. Nothing in this Section
13.5 shall affect any right of Landlord to the indemnity from Tenant to which Landlord may be entitled under Article 32 in order to recoup for payments made to compensate for losses of third parties. Subject to the provisions of Section 12.2, nothing herein shall release Landlord from liability for its own negligence.

        SECTION 13.6 WINDOWS. If at any time any windows of the Premises are temporarily closed, darkened or covered over by reason of repairs, maintenance, alterations or improvements to the Building, or any of such windows are permanently closed, darkened or covered over due to any Requirement, Landlord shall not be liable for any damage Tenant may sustain and Tenant shall not be entitled to any compensation or abatement of any Rent, nor shall the same release Tenant from its obligations hereunder or constitute an actual or constructive eviction.

                                   ARTICLE 14

                                 EMINENT DOMAIN

        SECTION 14.1 CONDEMNATION.

            (a) TOTAL TAKING. If all or substantially all of the Real Property, the Building or the Premises shall be acquired or condemned for any public or quasi-public purpose, this Lease shall terminate and the Term shall end as of the date of the vesting of title, with the same effect as if such date were the Expiration Date, and Rent shall be prorated and adjusted as of such date.

            (b) PARTIAL TAKING. If only a part of the Real Property, the Building or the Premises shall be acquired or condemned then, except as hereinafter provided in this Article 14, this Lease and the Term shall continue in full force and effect, provided that from and after the date of the vesting of title, the Rent and Tenant's Proportionate Share shall be modified to reflect the reduction of the Premises and/or the Building as a result of such acquisition or condemnation.

            (c) LANDLORD'S TERMINATION RIGHT. Whether or not the Premises are affected, Landlord may give to Tenant, within 60 days following the date upon which Landlord receives notice that all or a portion of the Real Property, the Building or the Premises has been acquired or condemned, a notice of termination of this Lease, provided that Landlord elects to terminate leases (including this Lease) affecting at least 50 percent of the rentable area of the Building (excluding any rentable area leased by Landlord or its affiliates).

            (d) TENANT'S TERMINATION RIGHT. If the part of the Real Property so acquired or condemned contains more than 15 percent of the total area of the Premises immediately prior to such acquisition or condemnation, or if, by reason of such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises, Tenant may terminate this Lease by notice to Landlord given within 30 days following the date upon which Tenant received notice of such acquisition or condemnation. If Tenant so notifies Landlord, this Lease shall end and expire upon the 30th day following the giving of such notice.

If a part of the Premises shall be so acquired or condemned and this Lease and the Term shall not be terminated in accordance with this Section 14.1 Landlord, at Landlord's expense, but without requiring Landlord to spend more than it collects as an award, shall, subject to the provisions of any Mortgage or Superior Lease, restore that part of the Premises not so acquired or condemned to a self-contained rental unit substantially equivalent (with respect to character, quality, appearance and services) to that which existed immediately prior to such acquisition or condemnation, excluding Tenant's Property and/or Specialty Alterations.

            (e) APPORTIONMENT OF RENT. Upon any termination of this Lease pursuant to the provisions of this Article 14, Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of such termination.

        SECTION 14.2 AWARDS. Upon any acquisition or condemnation of all or any part of the Real Property, Landlord shall receive the entire award for any such acquisition or condemnation, and Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term, Tenant's Alterations or improvements; and Tenant hereby assigns to Landlord all of its right in and to such award. Nothing contained in this Article 14 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant's Property or Specialty Alteration included in such taking and for any moving expenses, provided any such award is in addition to, and does not result in a reduction of, the award made to Landlord.

        SECTION 14.3 TEMPORARY TAKING. If all or any part of the Premises is acquired or condemned temporarily during the Term for any public or quasi-public use or purpose, Tenant shall give prompt notice to Landlord and the Term shall not be reduced or affected in any way and Tenant shall continue to pay all Rent payable by Tenant without reduction or abatement and to perform all of its other obligations under this Lease, except to the extent prevented from doing so by the condemning authority, and Tenant shall be entitled to receive any award or payment from the condemning authority for such use, which shall be received, held and applied by Tenant as a trust fund for payment of the Rent falling due.

                                   ARTICLE 15

                            ASSIGNMENT AND SUBLETTING

        SECTION 15.1 LANDLORD'S CONSENT.

            (a) NO ASSIGNMENT OR SUBLETTING. Except as expressly set forth herein, Tenant shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, whether by operation of law or otherwise, and shall not sublet (or underlet), or permit, or suffer the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without Landlord's prior consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 15 shall be void.

            (b) COLLECTION OF RENT. If, without Landlord's consent, this Lease is assigned, or any part of the Premises is sublet or occupied by anyone other than Tenant or this Lease or the Premises or any of Tenant's Property is encumbered (by operation of law or otherwise), Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved. No such collection shall be deemed a waiver of the provisions of this Article 15, an acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant's covenants hereunder. Tenant shall remain fully liable for the obligations under this Lease.

            (c) FURTHER ASSIGNMENT/SUBLETTING. Landlord's consent to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's express consent to any further assignment or subletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet any portion of its sublet space, or otherwise suffer or permit any portion of the sublet space to be used or occupied by others.

        SECTION 15.2 TENANT'S NOTICE. If Tenant desires to assign this Lease or sublet all or any portion of the Premises, Tenant shall give notice thereof to Landlord, which shall be accompanied by (a) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective, and (b) with respect to a sublet of all or a part of the Premises, (i) the material business terms on which Tenant would sublet such premises, and (ii) a description of the portion of the Premises to be sublet. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) shall be granted the right, at Landlord's option, (1) to terminate this Lease with respect to such space as Tenant proposes to sublease (the "Partial Space"), upon the terms and conditions hereinafter set forth, or (2) if the proposed transaction is an assignment of this Lease or a subletting of 50% or more of the rentable square footage of the Premises, to terminate this Lease with respect to the entire Premises. Such option may be exercised by notice from Landlord to Tenant within 30 days after Landlord's receipt of Tenant's notice.

        SECTION 15.3 LANDLORD'S TERMINATION. If Landlord exercises its option to terminate all or a portion of this Lease pursuant to Section 15.2, (a) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the date that such assignment or sublease was to commence,
(b) Rent shall be apportioned, paid or refunded as of such date, (c) Tenant, upon Landlord's request, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof, and (d) Landlord shall be free to lease the Premises (or any part thereof) to Tenant's prospective assignee or subtenant.

        SECTION 15.4 CONDITIONS TO ASSIGNMENT/SUBLETTING.

            (a) If Landlord does not exercise any of Landlord's options provided under Sections 15.2, and provided that no Event of Default then exists, Landlord's consent to the proposed assignment or subletting shall not be unreasonably withheld or delayed. Such consent shall be granted or declined, as the case may be, within 20 days after Landlord's receipt of (i) a true and complete statement reasonably detailing the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (ii) current financial information with respect to the proposed assignee or subtenant, including its most recent financial statements, and (iii) any other information Landlord may reasonably request, provided that:

                  (A) in Landlord's reasonable judgment, the proposed assignee or subtenant is engaged in a business or activity, and the Premises will be used in a manner, which (1) is in keeping with the then standards of the Building, (2) limits the use of the Premises to general and executive offices, and (3) does not violate any restrictions set forth in this Lease, any Mortgage or Superior Lease or any negative covenant as to use of the Premises required by any other lease in the Building;

                  (B) the proposed assignee or subtenant is a reputable person or entity of good character with sufficient financial means to perform all of its obligations under this Lease or the sublease, as the case may be, and Landlord has been furnished with reasonable proof thereof;

                  (C) if Landlord has, or reasonably expects to have within six months thereafter, comparable space available in the Building, neither the proposed assignee or subtenant nor any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant is then an occupant of the Building;

                  (D) the proposed assignee or subtenant is not a person or entity (or affiliate of a person or entity) with whom Landlord or Landlord's agent is then or has been within the prior six months negotiating in connection with the rental of space in the Building;

                  (E) the form of the proposed sublease or instrument of assignment shall be reasonably satisfactory to Landlord and shall comply with the provisions of this Article 15;

                  (F) there shall be not more than two subtenants of the Premises;

                  (G) Tenant shall, upon demand, reimburse Landlord for all expenses incurred by Landlord in connection with such assignment or sublease, including any investigations as to the acceptability of the proposed assignee or subtenant, reviewing any plans and specifications for Alterations proposed to be made in connection therewith, and all legal costs reasonably incurred in connection with the granting of any requested consent;

                  (H) the proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the proposed assignee or subtenant agrees to waive such diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, County of Cook and State of Illinois; and

                  (I) in Landlord's reasonable judgment, the proposed assignee or subtenant shall not be of a type or character, or engaged in a business or activity, or owned or controlled by or identified with any entity, which may result in protests or civil disorders or commotions at, or other disruptions of the normal business activities in, the Building.

            (b) With respect to each and every subletting and/or assignment authorized by Landlord under the provisions of this Lease, it is further agreed that:

                  (i) the form of the proposed assignment or sublease shall be reasonably satisfactory to Landlord and shall comply with the provisions of this
Article 15;

                  (ii) no sublease shall be for a term ending later than one day prior to the Expiration Date of this Lease;

                  (iii) no subtenant shall take possession of any part of the Premises, until an executed counterpart of such sublease has been delivered to Landlord and approved in writing by Landlord as provided in Section 15.4(a);

                  (iv) if an Event of Default shall occur at any time prior to the effective date of such assignment or subletting, then Landlord's consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Tenant, and if such assignment or subletting would have been permitted without Landlord's consent pursuant to Section 15.8, such permission shall be void and without force and effect, and in either such case, any such assignment or subletting shall constitute a further Event of Default hereunder;

                  (v) if an Event of Default shall occur under this Lease, Landlord may require the subtenant under any sublease to pay the rent and other sums due under the sublease directly to Landlord; and

                  (vi) each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, it being the intention of Landlord and Tenant that Tenant shall assume and be liable to Landlord for any and all acts and omissions of all subtenants and anyone claiming under or through any subtenants which, if performed or omitted by Tenant, would be a default under this Lease; and Tenant and each subtenant shall be deemed to have agreed that upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (A) liable for any previous act or omission of Tenant under such sublease, (B) subject to any counterclaim, offset or defense not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, (C) bound by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month's Rent, (D) bound to return such subtenant's security deposit, if any, except to the extent Landlord shall receive actual possession of such deposit and such subtenant shall be entitled to the return of all or any portion of such deposit under the terms of its sublease, or (E) obligated to make any payment to or on behalf of such subtenant, or to perform any work in the subleased space or the Building, or in any way to prepare the subleased space for occupancy, beyond Landlord's obligations under this Lease. The provisions of this Section 15.4(b)(vi) shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment.

        SECTION 15.5 BINDING ON TENANT; INDEMNIFICATION OF LANDLORD. Each sublease pursuant to this Article 15 shall be subject to all of the covenants, terms and conditions of this Lease. Notwithstanding any assignment or subletting or any acceptance of Rent by Landlord from any assignee or subtenant, Tenant shall remain fully liable for the payment of all Rent due and for the performance of all the covenants, terms and conditions contained in this Lease on Tenant's part to be observed and performed, and any default under any term, covenant or condition of this Lease by any subtenant or assignee or anyone claiming under or through any subtenant or assignee shall be deemed to be a default under this Lease by Tenant. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or anyone claiming under or through any subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease, irrespective of whether Landlord shall give or decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under this Article 15.

        SECTION 15.6 TENANT'S FAILURE TO COMPLETE. If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver to Landlord such assignment or sublease within 90 days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Section 15.2 hereof before assigning this Lease or subletting all or part of the Premises.

        SECTION 15.7 PROFITS. If Tenant shall enter into any assignment or sublease permitted hereunder or consented to by Landlord, Tenant shall, within 60 days of Landlord's consent to such assignment or sublease, deliver to Landlord a complete list of Tenant's reasonable third-party brokerage fees, construction costs and allowances, legal fees and architectural fees paid or to be paid in connection with such transaction, together with a list of all of Tenant's Property to be transferred to such assignee or sublessee. Tenant shall deliver to Landlord evidence of the payment of such fees, costs and allowances promptly after the same are paid. In consideration of such assignment or subletting, Tenant shall pay to Landlord:

            (a) In the case of an assignment, on the effective date of the assignment, an amount equal to 50% of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including sums paid for the sale or rental of Tenant's Property, less the then fair market or rental value thereof, as reasonably determined by Landlord, in connection with an assignment or sublease requiring Landlord's consent) after first deducting Tenant's reasonable third-party brokerage fees, construction costs and allowances, legal fees and architectural fees in connection with such transaction; or

            (b) in the case of a sublease, 50% of any consideration payable under the sublease to Tenant by the subtenant which exceeds on a per square foot basis the Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (together with any sums paid for the sale or rental of Tenant's Property, less the then fair market or rental value thereof, as reasonably determined by Landlord, in connection with an assignment or sublease requiring Landlord's consent) after first deducting Tenant's reasonable third-party brokerage fees, construction costs and allowances, legal fees and architectural fees in connection with such transaction, and if such sublease is less than the entire Premises, the actual cost incurred by Tenant in separately demising the subleased space. The sums payable under this clause shall be paid by Tenant to Landlord as and when paid by the subtenant to Tenant.

        SECTION 15.8 OTHER TRANSFERS.

            (a) Deemed and Permitted Transfers. If Tenant is a corporation, the transfer (by one or more transfers) of a majority of the stock of Tenant shall be deemed a voluntary assignment of this Lease; provided, however, that the provisions of this Article 15 shall not apply to the transfer of shares of stock of Tenant if and so long as Tenant is publicly traded on a nationally recognized stock exchange. For purposes of this Section 15.8 the term "transfers" shall be deemed to include the issuance of new stock which results in a majority of the stock of Tenant being held by a person or entity which does not hold a majority of the stock of Tenant on the date hereof. If Tenant is a partnership, the transfer (by one or more transfers) of a majority interest in the partnership shall be deemed a voluntary assignment of this Lease. If Tenant is a limited liability company, trust, or any other legal entity, the transfer (by one or more transfers) of a majority of the beneficial ownership interests in such entity, however characterized, shall be deemed a voluntary assignment of this Lease. The provisions of Section 15.1 and Section 15.3 shall not apply to transactions with a corporation or other business entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred so long as (i) such transfer was made for a legitimate independent business purpose and not for the purpose of transferring this Lease,
(ii) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, and (2) the net worth of the original Tenant on the date of this Lease, and (iii) proof satisfactory to Landlord of such net worth is delivered to Landlord at least 10 days prior to the effective date of any such transaction. Tenant may also, upon prior notice to and with the consent of Landlord, which consent shall not be unreasonably withheld, permit any corporation or other business entity which controls, is controlled by, or is under common control with the original Tenant (a "Related Entity") to sublet all or part of the Premises for any Permitted Use, provided the Related Entity is in Landlord's reasonable judgment of a character and engaged in a business which is in keeping with the standards for the Building and the occupancy thereof. Such sublease shall not be deemed to vest in any such Related Entity any right or interest in this Lease or the Premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of not less than 50 percent of all of the voting stock of such corporation or not less than 50 percent of all of the legal and equitable interest in any other business entity if Tenant is not a corporation. Notwithstanding the foregoing, Tenant shall have no right to assign this Lease or sublease all or any portion of the Premises without Landlord's consent pursuant to this Section 15.8 if Tenant is not the initial Tenant herein named or a person or entity who acquired Tenant's interest in this Lease in a transaction permitted under this Section 15.8 without the express prior consent of Landlord.

            (b) APPLICABILITY. The limitations set forth in this Section 15.8 shall apply to subtenant(s), assignee(s) and guarantor(s) of this Lease, if any, and any transfer by any such entity in violation of this Section 15.8 shall be a transfer in violation of Section 15.1.

            (c) MODIFICATIONS, TAKEOVER AGREEMENTS. Any modification, amendment or extension of a sublease and/or any other agreement by which a landlord of a building other than the Building agrees to assume the obligations of Tenant under this Lease shall be deemed a sublease for the purposes of Section 15.1 hereof.


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
        SECTION 15.9 ASSUMPTION OF OBLIGATIONS. Any assignment or transfer, whether made with Landlord's consent or without Landlord's consent, if and to the extent permitted hereunder, shall not be effective unless and until the assignee executes, acknowledges and delivers to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee (a) assumes Tenant's obligations under this Lease and (b) agrees that, notwithstanding such assignment or transfer, the provisions of Section 15.1 hereof shall be binding upon it in respect of all future assignments and transfers.

        SECTION 15.10 TENANT'S LIABILITY. The joint and several liability of Tenant and any successors-in-interest of Tenant and the due performance of Tenant's obligations under this Lease shall not be discharged, released or impaired by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord, extending the time, or modifying any of the terms and provisions of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord, to enforce any of the terms and provisions of this Lease.

        SECTION 15.11 LISTINGS IN BUILDING DIRECTORY. The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord's consent to any assignment or transfer of this Lease or to any sublease of the Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege revocable in Landlord's discretion by notice to Tenant.

        SECTION 15.12 LEASE DISAFFIRMANCE OR REJECTION. If at any time after an assignment by Tenant named herein, this Lease is disaffirmed or rejected in any proceeding of the types described in Section 18.1(g) hereof or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant named herein, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection or in the event of termination other than by act of Landlord), shall (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease to and including the date of such disaffirmance, rejection or termination, and (b) as "tenant," enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated in accordance therewith, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that (i) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons claiming through or under such assignee or by virtue of any statute or of any order of any court, (ii) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (iii) such new lease shall require Tenant named herein to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant named herein defaults in its obligations to enter into such new lease for a period of 10 days after Landlord's request, then, in addition to all other rights and remedies by reason of default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant's default thereunder.

                                   ARTICLE 16

                                   ELECTRICITY

        SECTION 16.1 ELECTRICITY. Electricity shall be distributed to the Premises either by the electric utility company serving the Building or, at Landlord's option, by Landlord; and Landlord shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such distribution. If and so long as Landlord is distributing electricity to the Premises, Tenant shall obtain all of its electricity from Landlord and shall pay all of Landlord's charges, which charges shall be determined pursuant to Section
16.4 based, at Landlord's option, either on meter readings or on a survey of Tenant's electrical usage made by Landlord or on Tenant's prorata share of all space, including the Premises, which is commonly metered with the Premises. If the electric utility company is distributing electricity to the Premises, Tenant at its cost shall make all necessary arrangements with the electric utility company for metering and paying for electric current furnished to the Premises. All electricity used during the performance of janitor service, or the making of any alterations or repairs in the Premises, or the operation of any special air conditioning systems serving the Premises, shall be paid for by Tenant.

        SECTION 16.2 EXCESS ELECTRICITY. Tenant shall at all times comply with the rules and regulations of the utility company supplying electricity to the Building. Tenant shall not use any electrical equipment which, in Landlord's judgment, would exceed the capacity of the electrical equipment serving the Premises or interfere with the electrical service to other Building tenants. If Landlord determines that Tenant's electrical requirements necessitate installation of any additional risers, feeders or other electrical distribution equipment (collectively, "Electrical Equipment"), or if Tenant provides Landlord with evidence reasonably satisfactory to Landlord of Tenant's need for excess electricity and requests that additional Electrical Equipment be installed, Landlord shall, at Tenant's expense, install such additional Electrical Equipment, provided that Landlord, in its sole judgment, considering the potential needs of present and future Building tenants and of the Building itself, determines that
(a) such installation is practicable and necessary, (b) such additional Electrical Equipment is permissible under applicable Requirements, and (c) the installation of such Electrical Equipment will not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, interfere with or disturb or limit electrical usage by other tenants or occupants of the Building or exceed the limits of the switchgear or other facilities serving the Building, or require power in excess of that available from the public utility serving the Building. Any costs incurred by Landlord in connection therewith shall be paid by Tenant within 30 days after the rendition of a bill therefor. Tenant shall not make or perform, or permit the making or performance of, any Alterations to wiring installations or other electrical facilities in or serving the Premises or make any additions to the office equipment or other appliances in the Premises which utilize electrical energy (other than ordinary small office equipment) without the prior consent of Landlord, in each instance, and in compliance with this Lease.

        SECTION 16.3 SERVICE DISRUPTION. Landlord shall not be liable in any way to Tenant for any failure, defect or interruption of, or change in the supply, character and/or quantity of electric service furnished to the Premises for any reason except if attributable to the gross negligence or willful misconduct of Landlord, its agents, contractors and subcontractors, nor shall there be any allowance to Tenant for diminution of rental value, nor shall the same constitute an actual or constructive eviction of Tenant, in whole or part, or relieve Tenant from any of its Lease obligations, and no liability shall arise on the part of Landlord by reason of inconvenience, annoyance or injury to business whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Landlord. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises as a result of any such failure, defect or interruption of, or change in the supply, character and/or quantity of, electric service, provided that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

        SECTION 16.4 ELECTRICITY ADDITIONAL RENT.

            (a) Tenant shall pay to Landlord an annual amount ("Electricity Additional Rent") equal to the product of (i) the Electrical Allocation set forth in Article 2 and (ii) the Agreed Area of the Premises. The Electricity Additional Rent shall be paid in equal monthly installments, in advance, on the first day of each calendar month commencing on the Rent Commencement Date. If the Rent Commencement Date shall occur on a date other than the first day of any calendar month, Tenant shall pay to Landlord, on the Rent Commencement Date, a sum equal to the Electricity Additional Rent for such month multiplied by a fraction, the numerator of which shall be the number of calendar days in the period from the Rent Commencement Date to the last day of the month in which the Rent Commencement Date shall occur, both dates inclusive, and the denominator of which shall be the number of calendar days in such month.

            (b) The Electrical Allocation represents the amount per rentable square foot Landlord estimates Tenant would pay to Commonwealth Edison Company to contract directly for the electricity to be furnished by Landlord for Tenant's Standard Electrical Requirements") from 8:00 a.m. to 6:00 p.m. on Business Days and 8:00 a.m. to 1:00 p.m. on Saturdays that are not Holidays ("Normal Business Hours"). As used herein, Standard "Electrical Requirements" means the electricity required for Tenant's Building Standard lighting fixtures and for Tenant's incidental uses, provided that (i) the connected electrical load of Tenant's incidental use equipment does not exceed an average of two watts per square foot of the Premises; (ii) the electricity furnished for incidental uses shall be at nominal 120 volts and no electrical circuit for the supply of an incidental use shall have a current capacity exceeding 15 amperes;
(iii) the incidental use electricity shall be used only for customary office equipment and accessories (excluding, without limitation, data processing, computer (other than personal computers) and air conditioning equipment); and
(iv) the kilowatt-hours of incidental usage does not exceed five (5) percent of the total kilowatt- hours of lighting usage in the Premises. In the event Tenant's requirements for incidental usage of electricity exceed the foregoing limitations, Landlord reserves the right to require Tenant to arrange with Commonwealth Edison Company, or other approved local utility company, for the supply of such excess incidental usage of electricity, at Tenant's expense.

            (c) If, at any time during the Term (i) Landlord determines that it has underestimated Tenant's Standard Electrical Requirements during Normal Business Hours, or that Tenant is using the Standard Electrical Requirements after Normal Business Hours; or (ii) the rate classification pursuant to which Tenant would pay directly to Commonwealth Edison Company is increased; or (iii) the rate classification pursuant to which Tenant would pay directly to Commonwealth Edison Company is changed to another classification and such change results in an increase; then, in any of such events, Landlord may, upon written notice to Tenant, increase the Electrical Allocation to reflect the amount Tenant would pay directly to Commonwealth Edison Company upon the occurrence of any such events.

            (d) If, at any time during the Term of the Lease, (i) Tenant etermines that Landlord has overestimated Tenant's Electrical Requirements during Normal Business Hours and Landlord agrees with such determination; (ii) the rate classification pursuant to which Tenant would pay directly to Commonwealth Edison Company is decreased; or (iii) the rate classification pursuant to which Tenant would pay directly to Commonwealth Edison Company is changed to another classification and such change results in a decrease; then, in any such events, Landlord shall, upon written notice from Tenant, decrease the Electrical Allocation to reflect the lesser amount Tenant would pay directly to Commonwealth Edison Company upon the occurrence of any such events.

            (e) All increases or decreases in the Electrical Allocation shall result in a corresponding increase or decrease, as the case may be, in the Electrical Rent payable by Tenant effective on the first day of the first full calendar month following the month in which the notice of increase or decrease is received by Tenant or Landlord, as the case may be.

            (f) If a dispute or disagreement shall arise between Tenant and Landlord with respect to the propriety of an increase or decrease of Electricity Additional Rent under this Section 16.4, the dispute or disagreement shall be promptly referred to a mutually acceptable independent electrical engineer whose decision, including any modification of an increase or decrease, will be binding upon Tenant and Landlord, effective as provided above, and whose fee shall be borne equally by Tenant and Landlord.

                                   ARTICLE 17

                               ACCESS TO PREMISES

        SECTION 17.1 LANDLORD'S ACCESS.

            (a) Tenant shall permit Landlord, Landlord's agents and public utility service providers servicing the Building to erect, use and maintain concealed ducts, pipes and conduits in and through the Premises provided such use does not cause the usable area of the Premises to be reduced by an amount greater than two percent (2%). Landlord shall promptly repair any damage to the Premises or Tenant's Property caused by any work performed pursuant to this
Article 17, and restore the Premises and Tenant's Property to its condition immediately prior to such damage.

            (b) Landlord, any Lessor or Mortgagee and any other party designated by Landlord and their respective agents shall have the right to enter the Premises at all reasonable times, upon reasonable notice (which notice may be oral) except in the case of emergency, to examine the Premises, to show the Premises to prospective purchasers, Mortgagees or Lessors of the Building and their respective agents and representatives or others, to provide the services to be provided by Landlord under this Lease, to make such repairs, alterations or additions to the Premises or the Building (i) as Landlord may deem necessary or appropriate, (ii) which Landlord may elect to perform following Tenant's failure to perform, or (iii) to comply with any Requirements, and Landlord shall be allowed to take all material into the Premises that may be required for the performance of such work without the same constituting an actual or constructive eviction of Tenant in whole or in part and without any abatement of Rent; provided, however, that Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during such access except that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

            (c) All parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, exterior core corridor walls, and doors and entrances other than doors and entrances solely connecting areas within the Premises), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, mail chutes, conduits and other mechanical facilities, Building Systems and Building facilities are not part of the Premises, and Landlord shall have the use thereof and access thereto through the Premises for the purposes of Building operation, maintenance, alteration and repair; provided, however, that Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Premises during such access except that Landlord shall have no obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

        SECTION 17.2 FINAL 12 MONTHS. If, during the last 12 months of the Term, Tenant removes all or substantially all of Tenant's Property from the Premises, Landlord may, upon prior notice (which notice may be oral) and at reasonable hours, renovate and/or redecorate the Premises, without abatement of any Rent or incurring any liability to Tenant. Such acts shall not be deemed an actual or constructive eviction and shall have no effect upon this Lease.

        SECTION 17.3 ALTERATIONS TO BUILDING. Landlord has the right at any time to (a) change the name, number or designation by which the Building is commonly known, and (b) alter the Building to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building without any such acts constituting an actual or constructive eviction and without incurring any liability to Tenant, so long as such changes do not deprive Tenant of access to the Premises.

                                   ARTICLE 18

                                     DEFAULT

        SECTION 18.1 TENANT'S DEFAULTS. Each of the following events shall be an "Event of Default" hereunder:

            (a) Tenant fails to pay when due any installment of Rent and such default shall continue for five (5) Business Days after notice of such default is given to Tenant (which notice may be in the form of an Illinois Statutory 5-day notice utilized in Forcible Entry and Detainer Proceedings, except that if Landlord shall have given three such notices of default in the payment of any Rent in any twelve month period, Tenant shall not be entitled to any further notice of its delinquency in the payment of any Rent or an extended period in which to make payment until such time as twelve consecutive months shall have elapsed without Tenant having failed to make any such payment when due, and the occurrence of any default in the payment of any Rent within such twelve month period after the giving of three such notices shall constitute an Event of Default; or

            (b) Tenant uses the Premises for a purpose which constitutes a Prohibited Use and if such use continues for more than 10 days after notice by Landlord to Tenant of such default; or

            (c) Tenant fails to observe or perform any other term, covenant or condition of this Lease to be observed or performed by Tenant and if such failure continues for more than 10 Business Days after notice by Landlord to Tenant of such failure, or if such failure is of such a nature that it cannot be completely remedied within 10 days, failure by Tenant to commence to remedy such failure within said 10 Business Days, and thereafter diligently prosecute to completion all steps necessary to remedy such default; or

            (d) Tenant defaults in the observance or performance of any term, covenant or condition on Tenant's part to be observed or performed under any other lease with Landlord or Landlord's predecessor-in-interest for space in the Building and such default shall continue beyond any grace period set forth in such other lease for the remedying of such default; or

            (e) Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article 15 hereof; or

            (f) Tenant generally does not, or is unable to, or admits in writing its inability to, pay its debts as they become due; or

            (g) Tenant files a voluntary petition in bankruptcy or insolvency, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or makes an assignment for the benefit of creditors or seeks or consents to or acquiesces in the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or any part of Tenant's property; or

            (h) if, within 60 days after the commencement of any proceeding against Tenant, whether by the filing of a petition or otherwise, seeking bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within 60 days after the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or any part of Tenant's property, without the consent or acquiescence of Tenant, as the case may be, such appointment shall not have been vacated or otherwise discharged, or if any lien, execution or attachment or other similar filing shall be made or issued against Tenant or any of Tenant's property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant.

Upon the occurrence of any one or more of such Events of Default, Landlord may, at its sole option, give to Tenant notice of cancellation of this Lease (or of Tenant's possession of the Premises), in which event this Lease and the Term (or Tenant's possession of the Premises) shall come to an end and expire (whether or not the Term shall have commenced) with the same force and effect as if the date set forth in the notice was the Expiration Date stated herein; and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable for damages as provided in Article 19 hereof. Any notice of cancellation of the Term (or Tenant's possession of the Premises) may be given simultaneously with any notice of default given to Tenant.

        SECTION 18.2 TENANT'S LIABILITY. If, at any time, (a) Tenant shall be comprised of two or more persons, (b) Tenant's obligations under this Lease shall have been guaranteed by any person other than Tenant, or (c) Tenant's interest in this Lease shall have been assigned, the word "Tenant," as used in
Section 18.1(f), 18.1(g) and 18.1(h), shall be deemed to mean any one or more of the persons primarily or secondarily liable for Tenant's obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in this Article 18 shall be deemed paid as compensation for the use and occupancy of the Premises and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under this Lease.

                                   ARTICLE 19

                              REMEDIES AND DAMAGES

        SECTION 19.1 LANDLORD'S REMEDIES.

            (a) POSSESSION/RELETTING. If any Event of Default occurs, and this Lease and the Term, or Tenant's right to possession of the Premises, terminates as provided in Article 18:

                  (i) SURRENDER OF POSSESSION. Tenant shall quit and surrender the Premises to Landlord, and Landlord and its agents may immediately, or at any time after such Event of Default, re-enter the Premises or any part thereof, without notice, either by summary proceedings, or by any other applicable action or proceeding, or by force (to the extent permitted by law) or otherwise in accordance with applicable legal proceedings (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of their property and effects from the Premises.

                  (ii) LANDLORD'S RELETTING. Landlord, at Landlord's option, may relet all or any part of the Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for any term ending before, on or after the Expiration Date, at such rental and upon such other conditions (which may include concessions and free rent periods) as Landlord, in its sole discretion, may determine. Landlord shall have no obligation to accept any tenant offered by Tenant and shall not be liable for failure to relet or, in the event of any such reletting, for failure to collect any rent due upon any such reletting; and no such failure shall relieve Tenant of, or otherwise affect, any liability under this Lease. However, to the extent required by law, Landlord shall use reasonable efforts to mitigate its damages but shall not be required to divert prospective tenants from any other portions of the Building. Landlord, at Landlord's option, may make such alterations, decorations and other physical changes in and to the Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability.

            (b) TENANT'S WAIVER. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, hereby waives all rights which Tenant and all such persons might otherwise have under any Requirement (i) to the service of any notice of intention to re-enter or to institute legal proceedings, (ii) to redeem, or to re-enter or repossess the Premises, or (iii) to restore the operation of this Lease, after (A) Tenant shall have been dispossessed by judgment or by warrant of any court or judge,
(B) any re-entry by Landlord, or (C) any expiration or early termination of the term of this Lease, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

            (c) TENANT'S BREACH. Upon the breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease, Landlord shall have the right to enjoin such breach and to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach. The rights to invoke the remedies set forth above are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

        SECTION 19.2 LANDLORD'S DAMAGES.

            (a) AMOUNT OF DAMAGES. If this Lease and the Term, or Tenant's right to possession of the Premises, expire and come to an end as provided in Article 18, or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Premises as provided in Section 19.1, then, in any of such events:

                  (i) Tenant shall pay to Landlord all Fixed Rent, all sums payable pursuant to Article 8 of this Lease (including Tenant's Tax Payment and Tenant's Operating Payment) and all other items of Rent payable under this Lease by Tenant to Landlord prior to the date of re-entry upon the Premises by Landlord;

                  (ii) Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as prepaid Rent, a Security Deposit or otherwise, which monies, to the extent not otherwise applied to amounts due and owing to Landlord, shall be credited by Landlord against any damages payable by Tenant to Landlord;

                  (iii) Tenant shall pay to Landlord, in monthly installments, on the days specified in this Lease for payment of installments of Fixed Rent, any Deficiency; it being understood that Landlord shall be entitled to recover the Deficiency from Tenant each month as the same shall arise, and no suit to collect the amount of the Deficiency for any month, shall prejudice Landlord's right to collect the Deficiency for any subsequent month by a similar proceeding; and

                  (iv) whether or not Landlord shall have collected any monthly Deficiency, Tenant shall pay to Landlord, on demand, in lieu of any further Deficiency and as liquidated and agreed final damages, a sum equal to the amount by which the Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent during such period to be the same as was payable for the year immediately preceding such termination or re-entry), increased in each succeeding year by four percent (on a compounded basis) exceeds the then fair and reasonable rental value of the Premises, for the same period (with both amounts being discounted to present value at a rate of interest equal to two percent below the then Base Rate) less the aggregate amount of Deficiencies theretofore collected by Landlord pursuant to the provisions of Section 19.2(a)(iii) for the same period. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent reserved upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

            (b) RELETTING. If the Premises, or any part thereof, shall be relet together with other space in the Building, the rents collected or reserved under any such reletting and the expenses of any such reletting shall be equitably apportioned for the purposes of this Section 19.2. Tenant shall not be entitled to any rents collected or payable under any reletting, whether or not such rents exceed the Fixed Rent reserved in this Lease. Nothing contained in Articles 18 or 19 shall be deemed to limit or preclude the recovery by Landlord from Tenant of the maximum amount allowed to be obtained as damages by any Requirement, or of any sums or damages to which Landlord may be entitled in addition to the damages set forth in this Section 19.2.

        SECTION 19.3 DEFAULT INTEREST; OTHER RIGHTS OF LANDLORD. Any Rent or damages payable under this Lease and not paid when due shall bear interest at the Interest Rate from the due date until paid, and the interest shall be deemed Additional Rent. If Tenant fails to pay any Additional Rent when due, Landlord, in addition to any other right or remedy, shall have the same rights and remedies as in the case of a default by Tenant in the payment of Fixed Rent. If Tenant is in arrears in the payment of Rent, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to any items Landlord sees fit, regardless of any request by Tenant. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, utility or other service, whenever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only for so long as) Tenant is in arrears in paying Landlord for such items for more than five (5) days after notice from Landlord to Tenant demanding the payment of such arrears.

                                   ARTICLE 20

                   LANDLORD'S RIGHT TO CURE; FEES AND EXPENSES

        If Tenant defaults in the performance of its obligations under this Lease, Landlord, without thereby waiving such default, may perform such obligation for the account and at the expense of Tenant: (a) immediately or at any time thereafter, and without notice, in the case of emergency or in the case the default (i) materially interferes with the use by any other tenant of any space in the Building, (ii) materially interferes with the efficient operation of the Building, (iii) will result in a violation of any Requirement, or (iv) will result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if such default continues after 10 days from the date Landlord gives notice of Landlord's intention so to perform the defaulted obligation. All costs and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant and all costs and expenses, including reasonable counsel fees and disbursements, incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord on demand, with interest thereon at the Interest Rate from the date incurred by Landlord. Except as expressly provided to the contrary in this Lease, all costs and expenses which, pursuant to this Lease (including the Rules and Regulations) are incurred by Landlord and payable to Landlord by Tenant, and all charges, amounts and sums payable to Landlord by Tenant for any property, material, labor, utility or other services which, pursuant to this Lease or at the request and for the account of Tenant, are provided, furnished or rendered by Landlord, shall become due and payable by Tenant to Landlord in accordance with the terms of the bills rendered by Landlord to Tenant.

                                   ARTICLE 21

               NO REPRESENTATIONS BY LANDLORD: LANDLORD'S APPROVAL

        SECTION 21.1 NO REPRESENTATIONS. Except as expressly set forth herein, Landlord and Landlord's agents have made no warranties, representations, statements or promises with respect to the Building, the Real Property or the Premises and no rights, easements or licenses are acquired by Tenant by implication or otherwise. This Lease contains the entire agreement between the parties and all understandings and agreements previously made between Landlord and Tenant are merged in this Lease, which alone fully and completely expresses their agreement. Tenant is entering into this Lease after full investigation and is not relying upon any statement or representation made by Landlord not embodied in this Lease.

        SECTION 21.2 WRITTEN APPROVAL. All references in this Lease to the consent or approval or Landlord mean the written consent or approval of Landlord, duly executed by Landlord.

        SECTION 21.3 NO MONEY DAMAGES. Wherever in this Lease Landlord's consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) based upon Tenant's claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant's sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment.

                                   ARTICLE 22

                                   END OF TERM

        SECTION 22.1 EXPIRATION. Upon the expiration or other termination of this Lease, or Tenant's right to possession of the Premises, Tenant shall quit and surrender the Premises to Landlord vacant, broom clean and in good order and condition, ordinary wear and tear and damage for which Tenant is not responsible under the terms of this Lease excepted, and Tenant shall remove all of Tenant's Property and Tenant's Alterations as may be required pursuant to Article 6 of this Lease. The foregoing obligation shall survive the expiration or sooner termination of the Term. If the last day of the Term or any renewal thereof falls on Saturday or Sunday, this Lease shall expire on the immediately preceding Business Day.

        SECTION 22.2 HOLDOVER RENT. Landlord and Tenant recognize that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises may be substantial, may exceed the amount of the Rent theretofore payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within 24 hours after the Expiration Date or sooner termination of the Term, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall (a) pay to Landlord for each month (or any portion thereof) during which Tenant holds over in the Premises after the Expiration Date or sooner termination of the Term, a sum equal to 150 percent of the Rent payable under this Lease for the last full calendar month of the Term for the first 30 days of such holdover and 200 percent of such Rent for any period thereafter,
(b) if such holdover exceeds 30 days be liable to Landlord for (i) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a "New Tenant") in order to induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant, and (ii) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by Tenant, and (c) if such holdover exceeds 30 days, indemnify Landlord against all claims for damages by any New Tenant. No holding-over by Tenant, nor the payment to Landlord of the amounts specified above, shall operate to extend the Term hereof. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Expiration Date or sooner termination of this Lease, and no acceptance by Landlord of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article
22. All of Tenant's obligations under this Article 22 shall survive the expiration or earlier termination of the Term of this Lease.

                                   ARTICLE 23

                                 QUIET ENJOYMENT

               Provided this Lease is in full force and effect and no Event of Default then exists, Tenant may peaceably and quietly enjoy the Premises without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the terms and conditions of this Lease and to all Superior Leases and Mortgages.

                                   ARTICLE 24

                             NO SURRENDER; NO WAIVER

        SECTION 24.1 NO SURRENDER OR RELEASE. No act or thing done by Landlord or Landlord's agents or employees during the Term shall be deemed an acceptance of a surrender of the Premises, and no provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing and is signed by Landlord, and any such waiver shall be effective only for the specific purpose and in the specific instance in which given. If Tenant at any time desires to have Landlord sublet the Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive Tenant's keys to the Premises for such purpose without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such subletting.

        SECTION 24.2 NO WAIVER. The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or any of the Rules and Regulations, shall not be construed as a waiver or relinquishment for the future performance of such obligations of this Lease or the Rules and Regulations, or of the right to exercise such election but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of any Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Fixed Rent or Additional Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Fixed Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Fixed Rent or Additional Rent or pursue any other remedy provided in this Lease. The existence of a right of renewal or extension of this Lease, or the exercise of such right, shall not limit Landlord's right to terminate this Lease in accordance with the terms hereof, or create any option for further extension or renewal of this Lease.

                                   ARTICLE 25

                             WAIVER OF TRIAL BY JURY

               LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS IN ANY WAY ARISING OUT OF OR CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE. If Landlord commences any summary proceeding against Tenant, Tenant will not interpose any counterclaim of any nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant.

                                   ARTICLE 26

                              INABILITY TO PERFORM

               This Lease and the obligation of Tenant to pay Rent and to perform all of the other covenants and agreements of Tenant hereunder shall not be affected, impaired or excused by any Unavoidable Delays. Landlord shall use reasonable efforts to promptly notify Tenant of any Unavoidable Delay which prevents Landlord from fulfilling any of its obligations under this Lease.

                                   ARTICLE 27

                                     NOTICES

               Except as otherwise expressly provided in this Lease, consents, notices, demands, requests, approval or other communications given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (provided a signed receipt is obtained) or if sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight delivery service making receipted deliveries, addressed as follows:


               if to Tenant, (a) at Tenant's address set forth on the first page of this Lease, Attn: CFO if mailed prior to Tenant's taking possession of the Premises, or (b) at the Building, Attn: Chief Financial Officer if mailed subsequent to Tenant's taking possession of the Premises, or
        (c) at any place where Tenant or any agent or employee of Tenant may be found if mailed subsequent to Tenant's vacating, deserting, abandoning or surrendering the Premises, or if to Landlord, at Landlord's address set forth on the first page of this Lease, Attn: Chief Financial Officer, and with copies to (v) Tishman Speyer Properties L.P., 55 East Monroe Street, Chicago, Illinois, 60603 Attn: Property Manager, (w) Tishman Speyer Properties L.P., 520 Madison Avenue, New York, New York 10022, Attn: General Counsel, (x) Tishman Speyer Properties L.P., 520 Madison Avenue, New York, New York 10022, Attn: Head of Management Department (y) Tishman Speyer Properties, L.P., 500 West Monroe Street, Suite 2700, Chicago, Illinois 60661, Attn: Regional Manager, and (z) any Mortgagee or Lessor which shall have requested copies of notices, by notice given to Tenant in accordance with the provisions of this Article 27 at the address designated by such Mortgagee or Lessor;

or to such other address(es) as either Landlord or Tenant or any Mortgagee or Lessor may designate as its new address(es) for such purpose by notice given to the other in accordance with the provisions of this Article 27. Any such approval, consent, notice, demand, request or other communication shall be deemed to have been given on the date of receipted delivery or refusal to accept delivery or three Business Days after it shall have been mailed as provided in this Article 27.

                                   ARTICLE 28

                              RULES AND REGULATIONS

               Tenant and Tenant's contractors, employees, agents, visitors and licensees shall observe and comply with the Rules and Regulations, as supplemented or amended from time to time, provided, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as supplemented or amended from time to time, the provisions of this Lease shall control. Landlord reserves the right, from time to time, to adopt additional Rules and Regulations and to amend the Rules and Regulations then in effect, which shall become effective against Tenant upon delivery of such additional or amended Rules and Regulations to Tenant. Nothing contained in this Lease shall impose upon Landlord any obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease against any other Building tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, visitors or licensees, except that Landlord shall not enforce any Rule or Regulation against Tenant in a discriminatory fashion.

                                   ARTICLE 29

                               PARTNERSHIP TENANT

        SECTION 29.1 PARTNERSHIP TENANT. If Tenant, or a permitted assignee of this Lease pursuant to Article 15 hereof, is a partnership, or is comprised of two or more persons, individually or as co-partners of a partnership (any such partnership and such persons are referred to in this Article 29 as "Partnership Tenant"), the following shall apply: (a) the liability of each of the general partners comprising Partnership Tenant shall be joint and several; (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed by Partnership Tenant or any of the parties comprising Partnership Tenant, which shall modify, extend or discharge this Lease, in whole or in part, or surrender all or any part of the Premises to Landlord; (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of such parties shall be binding upon Partnership Tenant and all such parties; (d) if Partnership Tenant shall admit new general partners, all of such new general partners shall, by their admission to Partnership Tenant, be deemed to have assumed joint and several liability for the performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed; (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new general partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form and substance satisfactory to Landlord, wherein each such new partner shall assume joint and several liability for the performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of this Section 29.1(e); and (f) no change in the partners of Partnership Tenant resulting from the admission of a new partner, or the death, retirement or withdrawal of a partner shall release Partnership Tenant or any partner or former partner from their obligations under this Lease.

        SECTION 29.2 CHANGE OF PARTNERS. If Tenant is a partnership, (a) the admission of new partners, the withdrawal (in the ordinary course of business), retirement, death, incompetency or bankruptcy of any partner, or the reallocation of partnership interests among the general partners of Tenant (the "Partners") shall not constitute an assignment of this Lease provided that Partners holding in the aggregate not less than 80% of the partnership interests in Tenant remain as Partners during any consecutive 12-month period (i.e., the transfer, by any of the foregoing means, of more than 20% of the partnership interests in Tenant in any consecutive 12-month period shall constitute an assignment of this Lease subject to the provisions of Article 15), and (b) the reorganization of Tenant into a professional corporation, a limited liability company or a limited liability partnership, or the reorganization of Tenant from a professional corporation, limited liability company or a limited liability partnership into a partnership, shall not constitute an assignment of this Lease, provided that immediately following such reorganization the members, partners or shareholders, as the case may be, of Tenant shall be the same as those existing immediately prior to such reorganization, and shall remain fully, jointly and severally liable under this Lease as provided in this Section 29.2. If Tenant shall become a professional corporation, each individual shareholder, shareholder-employee, new individual shareholder and new shareholder-employee of any professional corporation which is a shareholder in Tenant shall have the same personal liability (if any) as such individual or shareholder-employee would have under this Lease if Tenant were a partnership and such individual or shareholder-employee were a Partner or admitted as a new Partner. If any individual Partner in Tenant is or becomes a shareholder-employee of a professional corporation or a member of a limited liability company, such individual shall have the same personal liability under this Lease as such individual would have if he and not the professional corporation or limited liability company were a Partner of Tenant. If Tenant shall become a limited liability company each individual member, member employee, new individual member or new member employee of any limited liability company which is a member of Tenant shall have the same personal liability (if any) as such individual or member employee would have under this Lease if Tenant were a partnership and such individual or member employee were a Partner or admitted as a new Partner. If Tenant shall become a limited liability partnership or limited liability company, (i) each partner or member therein shall continue to have the same personal liability as such partner had under this Lease prior to Tenant becoming a limited liability partnership or company, and (ii) each new partner or member admitted to such limited liability partnership or company shall be bound by the provisions of Section 29.1, and shall execute and deliver to Landlord the assumption agreement required pursuant to Section 29.1(e) hereof.

                                   ARTICLE 30

                                     BROKER

        SECTION 30.1 BROKER REPRESENTATIONS. Landlord has retained Landlord's Agent as leasing agent in connection with this Lease and Landlord will be solely responsible for any fee that may be payable to Landlord's Agent. Landlord agrees to pay a commission to Broker pursuant to a separate agreement. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Lease other than Landlord's Agent and the Broker and that to the best of its knowledge and belief, no other broker, finder or like entity procured or negotiated this Lease or is entitled to any fee or commission in connection herewith. The execution and delivery of this Lease by each party shall be conclusive evidence that each party has relied upon the foregoing representations and warranties.

        SECTION 30.2 INDEMNITY. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all costs expenses, claims and liabilities (including reasonable attorneys' fees and disbursements) which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Landlord's Agent and Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Lease, and/or the above representation being false. The provisions of this Article 31 shall survive the expiration or earlier termination of the Term of this Lease.

                                   ARTICLE 31

                                    INDEMNITY

        SECTION 31.1 INDEMNITY.

            (a) TENANT'S INDEMNITY. Tenant shall not do or permit to be done any act or thing upon the Premises or the Building which may subject Landlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of law or of any Requirement, and shall exercise such control over the Premises as to fully protect Landlord against any such liability. Tenant shall indemnify, defend, protect and hold harmless each of the Indemnities from and against any and all Losses (as defined in subsection 32.1(c) hereof), resulting from any claims (i) against Indemnities arising from any act, omission or negligence of (A) Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors or (B) both Landlord and Tenant, provided, however, that Tenant's liability hereunder with respect to matters judicially determined to have arisen out of the negligence of Landlord, which determination shall not be subject to appeal, shall be limited to the amount of insurance coverage carried by Tenant pursuant to Article 12 of this Lease, (ii) against the Indemnities arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during or (if Tenant shall continue to use and occupy the Premises) after the expiration of the Term, in or about the Premises, and (iii) against the Indemnities resulting from any breach, violation or nonperformance of any covenant, condition or agreement of this Lease on the part of Tenant to be fulfilled, kept, observed and performed.

            (b) LANDLORD'S INDEMNITY. Landlord shall indemnify, defend and hold harmless Tenant from and against all claims against Tenant arising from any accident, injury or damage whatsoever caused to any person or the property of any person in or about the common or public areas of the Building (specifically excluding the Premises) not resulting from the negligence of Tenant, its contractors, licensees, agents, servants, employees, invitees or visitors.

            (c) INDEMNITY INCLUSIONS. For purposes of this Article 32, the term "Losses" means any and all losses, liabilities, damages, claims, judgments, fines, suits, demands, costs, interest and expenses of any kind or nature (including reasonable attorneys' fees and disbursements) incurred in connection with any claim, proceeding or judgment and the defense thereof, and including all costs of repairing any damage to the Premises or the Building or the appurtenances of any of the foregoing to which a particular Indemnity and hold harmless agreement applies.

        SECTION 31.2 DEFENSE AND SETTLEMENT. If any claim, action or proceeding is made or brought against any Indemnitee, then upon demand by an Indemnitee, Tenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Indemnitee's name (if necessary), by attorneys approved by the Indemnitee, which approval shall not be unreasonably withheld. Attorneys for Tenant's insurer shall hereby be deemed approved for purposes of this Section
32.2. Notwithstanding the foregoing, an Indemnitee may retain its own attorneys to participate or assist in defending any claim, action or proceeding involving potential liability of $5,000,000 or more, provided that Tenant shall control the defense and Tenant shall pay the reasonable fees and disbursements of such attorneys. Notwithstanding anything herein contained to the contrary, Tenant may direct the Indemnitee to settle any claim, suit or other proceeding provided that (a) such settlement shall involve no obligation on the part of the Indemnitee other than the payment of money, (b) any payments to be made pursuant to such settlement shall be paid in full exclusively by Tenant at the time such settlement is reached, (c) such settlement shall not require the Indemnitee to admit any liability, and (d) the Indemnitee shall have received an unconditional release from the other parties to such claim, suit or other proceeding. The provisions of this Article 32 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 32

                                  MISCELLANEOUS

        SECTION 32.1 DELIVERY. This Lease shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Lease to Tenant.

        SECTION 32.2 TRANSFER OF REAL PROPERTY. Landlord's obligations under this Lease shall not be binding upon the Landlord named herein after the sale, conveyance, assignment or transfer (collectively a "Transfer") by such Landlord (or upon any subsequent landlord after the Transfer by such subsequent landlord) of its interest in the Building or the Real Property, as the case may be, and in the event of any such Transfer, Landlord (and any such subsequent Landlord) shall be entirely freed and relieved of all covenants and obligations of Landlord hereunder, and the transferee of Landlord's interest (or that of such subsequent Landlord) in the Building or the Real Property, as the case may be, shall be deemed to have assumed all obligations under this Lease.

        SECTION 32.3 LIMITATION ON LIABILITY. The liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Real Property and Tenant shall not look to any other property or assets of Landlord or the property or assets of any partner, shareholder, director, officer, principal, employee or agent, directly and indirectly, of Landlord (collectively, the "Parties") in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Landlord's obligations under this Lease.

        SECTION 32.4 RENT. Notwithstanding anything to the contrary contained in this Lease, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Fixed Rent, Tenant's Tax Payment, Tenant's Operating Payment, Electricity Additional Rent, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code.

        SECTION 32.5 ENTIRE DOCUMENT. This Lease (including any Schedules and Exhibits referred to herein and all supplementary agreements provided for herein) contains the entire agreement between the parties and all prior negotiations and agreements are merged into this Lease. All of the Schedules and Exhibits attached hereto are incorporated in and made a part of this Lease, provided that in the event of any inconsistency between the terms and provisions of this Lease and the terms and provisions of the Schedules and Exhibits hereto, the terms and provisions of this Lease shall control. All Article and Section references set forth herein shall, unless the context otherwise requires, be deemed references to the Articles and Sections of this Lease.

        SECTION 32.6 GOVERNING LAW. This Lease shall be governed in all respects by the laws of the State of Illinois.

        SECTION 32.7 UNENFORCEABILITY. If any provision of this Lease, or its application to any person or circumstance, shall ever be held to be invalid or unenforceable, then in each such event the remainder of this Lease or the application of such provision to any other person or any other circumstance (other than those as to which it shall be invalid or unenforceable) shall not be thereby affected, and each provision hereof shall remain valid and enforceable to the fullest extent permitted by law.

        SECTION 32.8 LEASE DISPUTES.

            (a) Except as expressly provided to the contrary in this Lease, Tenant agrees that all disputes arising, directly or indirectly, out of or relating to this Lease, and all actions to enforce this Lease, shall be dealt with and adjudicated in the state courts of the State of Illinois, County of Cook or the United States District Court for the Northern District of Illinois (Eastern Division) and for that purpose hereby expressly and irrevocably submits itself to the jurisdiction of such courts. Tenant agrees that so far as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Lease, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon it in any such court.

            (b) To the extent that Tenant has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Tenant irrevocably waives such immunity in respect of its obligations under this Lease.

        SECTION 32.9 LANDLORD'S AGENT. Unless Landlord shall render written notice to Tenant to the contrary, Tishman Speyer Properties, L.P. is authorized to act as Landlord's agent in connection with the performance of this Lease, and Tenant shall direct all correspondence and requests to, and shall be entitled to rely upon correspondence received from, Tishman Speyer Properties, L.P., as agent for the Landlord in accordance with Article 27. Tenant acknowledges that Tishman Speyer Properties, L.P. is acting solely as agent for Landlord in connection with the foregoing; and neither Tishman Speyer Properties, L.P. nor any of its direct or indirect partners, officers, shareholders, directors, employees, principals, agents or representatives shall have any liability to Tenant in connection with the performance of this Lease, and Tenant waives any and all claims against any and all of such parties arising out of, or in any way connected with, this Lease, the Building or the Real Property.

        SECTION 32.10 ESTOPPEL.

            (a) Within ten days following request from Landlord, any Mortgagee or any Lessor, Tenant shall deliver to Landlord a written statement executed and acknowledged by Tenant, in form reasonably satisfactory to Landlord, (i) stating the Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Fixed Rent and any Additional Rent have been paid, together with the amount of monthly Fixed Rent then payable, (iii) stating whether or not, to the best of Tenant's knowledge, Landlord is in default under this Lease, and, if Landlord is in default, setting forth the specific nature of all such defaults, (iv) stating the amount of the Security Deposit, if any, under this Lease, (v) stating whether there are any subleases or assignments affecting the Premises, (vi) stating the address of Tenant to which all notices and communication under the Lease shall be sent, and
(vii) responding to any other matters reasonably requested by Landlord, such Mortgagee or such Lessor. Tenant acknowledges that any statement delivered pursuant to this Section 33.10 may be relied upon by any purchaser or owner of the Real Property or the Building, or all or any portion of Landlord's interest in the Real Property or the Building or any Superior Lease, or by any Mortgagee, or assignee thereof or by any Lessor, or assignee thereof. Simultaneously with the execution of this Lease, Tenant shall execute and deliver to Landlord the Lease Estoppel Certificate attached hereto as Exhibit H.

            (b) Within ten days following request from Tenant, Landlord shall deliver to Tenant a written statement executed and acknowledged by Landlord, in a form reasonably acceptable to Tenant, (i) stating the Commencement Date and the Expiration Date, and that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Fixed Rent and any Additional Rent have been paid, together with the amount of monthly Fixed Rent then payable, (iii) stating whether or not, to the best of Landlord's knowledge, Tenant is in default under this Lease, and, if Tenant is in default, setting forth the specific nature of all such defaults, (iv) stating the amount of the Security Deposit, if any, under this Lease, (v) stating whether there are any subleases or assignments affecting the Premises, (vi) stating the address of Tenant to which all notices and communication under the Lease shall be sent, and (vii) responding to any other matters regarding the Lease reasonably requested by Tenant.

        SECTION 32.11 CERTAIN INTERPRETATIONAL RULES. For purposes of this Lease, whenever the words "include", "includes", or "including" are used, they shall be deemed to be followed by the words "without limitation" and, whenever the circumstances or the context requires, the singular shall be construed as the plural, the masculine shall be construed as the feminine and/or the neuter and vice versa. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

        SECTION 32.12 CAPTIONS. The captions in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

        SECTION 32.13 PARTIES BOUND. The terms, covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided in this Lease, to their respective legal representatives, successors, and assigns.

        SECTION 32.14 DIRECTORY. The lobby shall contain a directory wherein the Building's tenants shall be listed.

        SECTION 32.15 COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

        SECTION 32.16 JOINT AND SEVERAL OBLIGATIONS. If Tenant is comprised of more than one party, each party shall be jointly and severally liable for Tenant's obligations under this Lease, and default in the performance by one of them shall in no way affect the obligation of the other(s). The several obligations and liabilities of each party hereunder shall not be released, discharged or in any way affected by any reorganization, arrangement, compromise, composition or plan affecting any other such party or any change, waiver, extension, indulgence or other action or omission in respect of any obligation of any other such party, whether or not each such party shall have had any notice or knowledge of any of the foregoing. Each such party hereby irrevocably appoints and authorizes the other to act as its agent hereunder with full power and authority to act on its behalf in connection with this Lease. Landlord shall be entitled to treat any notice from or consent or approval of any such party as notice from or consent or approval of Tenant and any documents delivered or payments made to any such party shall be deemed to be made to Tenant.

        SECTION 32.17 AMENDMENTS. No modification, waiver or amendment of this Lease or any of its provisions shall be binding upon Landlord or Tenant unless in writing and singed by Landlord and Tenant.

                                   ARTICLE 33

                         TAX STATUS OF BENEFICIAL OWNERS

               Tenant recognizes and acknowledges that Landlord and/or certain beneficial owners of Landlord may from time to time qualify as real estate investment trusts pursuant to Sections 856 et seq. of the Code or as entities described in Section 51.1(a)(2) of the Code, and that avoiding (a) the loss of such status, (b) the receipt of any income derived under any provision of this Lease that does not constitute "rents from real property" (in the case of real estate investment trusts) or that constitutes "unrelated business taxable income" (in the case of entities described in Section 511 (a)(2) of the Code), and (c) the imposition of penalty or similar taxes (each an "Adverse Event") is of material concern to Landlord and such beneficial owners. In the event that this Lease or any document contemplated hereby could, in the opinion of counsel to Landlord, result in or cause an Adverse Event, Tenant agrees to cooperate with Landlord in negotiating an amendment or modification thereof and shall at the request of Landlord execute and deliver such documents reasonably required to effect such amendment or modification. Any amendment or modification pursuant to this Article 34 shall be structured so that the economic results to Landlord and Tenant shall be substantially similar to those set forth in this Lease without regard to such amendment or modification. Without limiting any of Landlord's other rights under this Article 34, Landlord may waive the receipt of any amount payable to Landlord hereunder and such waiver shall constitute an amendment or modification of this Lease with respect to such payment. Tenant expressly covenants and agrees not to enter into any sublease or assignment which provides for rental or other payment for such use, occupancy, or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported sublease or assignment shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Premises.

                                   ARTICLE 34

                                SECURITY DEPOSIT

        SECTION 34.1 SECURITY DEPOSIT. Tenant shall deposit the cash Security Deposit with Landlord upon the execution of this Lease as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease, including the surrender of possession of the Premises to Landlord as herein provided.

        SECTION 34.2 LETTER OF CREDIT.

            (a) In addition to the cash deposit, Tenant shall deliver to Landlord within 5 days following Tenant's receipt of a fully executed copy of this Lease and prior to the commencement of the Initial Installations, a clean, irrevocable, non-documentary and unconditional letter of credit (the "Letter of Credit") in the amount set forth in Article 1 of the Lease, issued by and drawable upon any commercial bank, trust company, national banking association or savings and loan association with offices for banking purposes in the City of Chicago (the "Issuing Bank"), which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as "+" or "-" or numerical notation, "Aa" or better by Moody's Investors Service and "AA" or better by Standard & Poor's Rating Service, and has combined capital, surplus and undivided profits of not less than $500,000,000. Such Letter of Credit shall
(a) name Landlord as beneficiary, (b) be in the amount of the Security Deposit,
(c) have a term of not less than one year, (d) permit multiple drawings, (e) be fully transferable by Landlord without the payment of any fees or charges by Landlord, and (f) otherwise be in form and content satisfactory to Landlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term unless the Issuing Bank sends a notice (the "Non-Renewal Notice") to Landlord by certified mail, return receipt requested, not less than 45 days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. Landlord shall have the right, upon receipt of the Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Article 35. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in downtown Chicago. The Letter of Credit shall be subject in all respects to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500.]

            (b) Notwithstanding the foregoing to the contrary, the amount of the Letter of Credit may be reduced by $85,443.00 on the first anniversary of the Commencement Date and on each anniversary thereafter if on such date (i) Tenant has paid all rent due and payable under this Lease prior to such date and (ii) no Event of Default then exists under this Lease.

        SECTION 34.3 APPLICATION OF SECURITY. If Tenant defaults in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of Rent, Landlord may apply or retain the whole or any part of the cash Security Deposit or may notify the Issuing Bank and thereupon receive all or a portion of the Security Deposit represented by the Letter of Credit and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Fixed Rent or any other sum as to which Tenant is in default including (a) any sum which Landlord may expend or may be required to expend by reason of Tenant's default, and/or
(b) any damages or Deficiency to which Landlord is entitled pursuant to this Lease or applicable Requirements, whether such damages or Deficiency accrues before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit or draws on the Letter of Credit, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained or increase the amount of the Letter of Credit so that Landlord shall have the full Security Deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant after the Expiration Date and after delivery of possession of the Premises to Landlord in the manner required by this Lease. Tenant expressly agrees that Tenant shall have no right to apply any portion of the Security Deposit against any of Tenant's obligations to pay Rent hereunder.

        SECTION 34.4 TRANSFER. Upon a sale of the Real Property or the Building or a leasing of the Building, or any financing of Landlord's interest therein, Landlord shall have the right to transfer the cash Security Deposit or the Letter of Credit, as applicable, to the vendee, lessee or lender. With respect to the Letter of Credit, within five days after notice of such sale, leasing or financing, Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit to the new landlord or the lender, as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord or the lender. Following a transfer of the Letter of Credit pursuant to this Section 35.4, Landlord shall provide Tenant with reasonable evidence of such transfer. Tenant shall look solely to the new landlord or lender for the return of such cash Security Deposit or Letter of Credit and the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the cash Security Deposit or Letter of Credit and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.

               IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                                TENANT:

                                NETRIGHT TECHNOLOGIES, a Delaware Corporation

                                By: /s/  Mark A. Culhane
                                    -----------------------------------------
                                    Title: CFO

                                LANDLORD:

                                TST 55 EAST MONROE, L.L.C.,
                                a Delaware limited liability company

                                By: /s/  Bruce Saber
                                    -----------------------------------------

                                    Its: Authorized Signer

                                    EXHIBIT A

                                   FLOOR PLAN


This exhibit shows a rectangular floor plan with unspecified dimensions on the 17th floor. There is a directional indicator for north.

Approximately midway between the north and south borders of the entire floor, and along the east side of that floor, is an area marked, "First Option Space." That area is portrayed directly adjacent to another area which occupies the entire south side of the floor. The area on the south side of the rectangle is marked with seven diagonal lines. Immediately adjacent to the south side area, but on the west side of the floor, is an area marked, "Second Optional Space." Immediately north of and adjacent to the Second Optional Space is an area marked with three diagonal lines. The word "Premises" is handwritten beside southwest side of the floor plan.

                                    EXHIBIT B

                                   DEFINITIONS

        BASE RATE: The annual rate of interest publicly announced from time to time by Citibank, N.A., or its successor, in New York, New York as its "base rate" (or such other term as may be used by Citibank, N.A., from time to time, for the rate presently referred to as its "base rate").

        BUILDING SYSTEM: The mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, elevator and other service systems or facilities of the Building up to the point of localized distribution to the Premises (excluding, however, supplemental HVAC systems of tenants (including Tenant), sprinklers and the horizontal distribution systems within and servicing the Premises and by which mechanical, electrical, plumbing, sanitary, heating, ventilating and air conditioning, security, life-safety and other service systems are distributed from the base Building risers, feeders, panelboards, etc.
for provision of such services to the Premises).

        BUSINESS DAYS: All days, excluding Saturdays, Sundays and all Holidays.

        CODE: The Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

        COMPARABLE BUILDINGS: Office buildings in downtown Chicago which are a comparable age, size and class with the Building.

        DEFICIENCY: The difference between (a) the Fixed Rent and Additional Rent for the period which otherwise would have constituted the unexpired portion of the Term (assuming the Additional Rent for each year thereof to be the same as was payable for the year immediately preceding such termination or re-entry), and (b) the net amount, if any, of rents collected under any reletting effected pursuant to the provisions of the Lease for any part of such period (after first deducting from such rents all expenses incurred by Landlord in connection with the termination of this Lease, Landlord's re-entry upon the Premises and such reletting, including repossession costs, brokerage commissions, attorneys' fees and disbursements, and alteration costs).

        EXCLUDED EXPENSES: (a) Taxes; (b) franchise or income taxes imposed upon Landlord; (c) mortgage amortization and interest; (d) leasing commissions; (e) the cost of tenant installations and decorations incurred in connection with preparing space for any Building tenant, including workletters and concessions;
(f) ground rent, if any; (g) management fees in excess of the greater of (A) 3% of the gross rentals collected for the Building and (B) fees charged by Landlord or related entities for the management by any of them of other first class properties; (h) wages, salaries and benefits paid to any persons (other than project accountants) above the grade of Building Manager; (i) legal and accounting fees relating to (A) disputes with tenants, prospective tenants or other occupants of the Building, (B) disputes with purchasers, prospective purchasers, mortgagees or prospective mortgagees of the Building or the Real Property or any part of either, or (C) negotiations of leases, contracts of sale or mortgages; (j) costs of services provided to other tenants of the Building on a "rent-inclusion" basis which are not provided to Tenant on such basis; (k) costs that are reimbursed out of insurance, warranty or condemnation proceeds, or which are reimbursable by Tenant or other tenants other than pursuant to an expense escalation clause; (l) costs in the nature of penalties or fines; (m) costs for services, supplies or repairs paid to any Related Entity in excess of costs that would be payable in an "arm's length" or unrelated situation; (n) allowances, concessions or other costs and expenses of improving or decorating any demised or demisable space in the Building; (o) appraisal, advertising and promotional expenses in connection with leasing of the Building; (p) the costs of installing, operating and maintaining a specialty improvement, including a cafeteria, lodging or private dining facility, or an athletic, luncheon or recreational club; (q) any costs or expenses (including fines, interest, penalties and legal fees) arising out of Landlord's failure to timely pay Operating Expenses or Taxes; (r) costs incurred in connection with the removal, encapsulation or other treatment of asbestos or any other Hazardous Materials existing in the Premises as of the date hereof, (s) the cost of capital improvements other than those expressly included in Operating Expenses pursuant to Section 8.1 of this Lease, (t) political and charitable contributions and (u) costs of selling, syndicating, financing or mortgaging the Real Property.

        GOVERNMENTAL AUTHORITY (AUTHORITIES): The United States of America, the City of Chicago, County of Cook, State of Illinois, or any political subdivision, agency, department, commission, board, bureau or instrumentality of any of the foregoing, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof or the curbs, sidewalks, and areas adjacent thereto.

        HAZARDOUS MATERIALS: Any substances, materials or wastes currently or in the future deemed or defined in any Requirement as "hazardous substances", "toxic substances", "contaminants", "pollutants" or words of similar import.

        HOLIDAYS: For purposes of determining when services are to be provided by Landlord, the days observed by either the State in which the Building is located, the Federal Government or the labor unions servicing the Building as legal holidays. For all other purposes, the days observed by the Federal Government as legal holidays.

        HVAC SYSTEMS: The Building System designed to provide heating, ventilation and air conditioning.

        INDEMNITEE(IES): Landlord, Landlord's Agent, each Mortgagee and Lessor, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, employees, principals, contractors, licensees, invitees, servants, agents, or representatives.

        LESSOR: A lessor under a Superior Lease.

        MORTGAGE(S): Any mortgage, trust indenture or other financing document which may now or hereafter affect the Premises, the Real Property, the Building or any Superior Lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder.

        MORTGAGEE(S): Any mortgagee, trustee or other holder of a Mortgage.

        PROHIBITED USE: Any use or occupancy of the Premises that in Landlord's reasonable judgment would: (a) cause damage to the Building, the Premises or any equipment, facilities or other systems therein; (b) impair the appearance of the Premises or the Building; (c) interfere with the efficient and economical maintenance, operation and repair of the Premises or the Building or the equipment, facilities or systems thereof; (d) adversely affect any service provided to, and/or the use and occupancy by, any Building tenant or occupants;
(e) violate the certificate of occupancy issued for the Premises or the Building or (f) adversely affect the image of the Building. Prohibited Use also includes the use of any part of the Premises for: (i) a restaurant or bar; (ii) the preparation, consumption, storage, manufacture or sale of food or beverages (except in connection with vending machines and/or warming kitchens installed for the use of Tenant's employees only), liquor, tobacco or drugs; (iii) the business of photocopying, multilith or offset printing (except photocopying in connection with Tenant's own business); (iv) a typing or stenography business;
(v) a school or classroom (except for classrooms used in connection with employee or client training programs); (vi) lodging or sleeping; (vii) the operation of retail facilities (meaning a business whose primary patronage arises from the generalized solicitation of the general public to visit Tenant's offices in person without a prior appointment) of a savings and loan association or retail facilities of any financial, lending, securities brokerage or investment activity; (viii) a payroll office; (ix) a barber, beauty or manicure shop; (x) an employment agency, executive search firm or similar enterprise;
(xi) offices of any Governmental Authority, any foreign government, the United Nations, or any agency or department of the foregoing; (xii) the manufacture, retail sale, storage of merchandise or auction of merchandise, goods or property of any kind to the general public which could reasonably be expected to create a volume of pedestrian traffic substantially in excess of that normally encountered in the Premises; (xiii) the rendering of medical, dental or other therapeutic or diagnostic services; or (xiv) any illegal purposes or any activity constituting a nuisance.

        REQUIREMENTS: All present and future laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary and ordinary of (i) all Governmental Authorities, including the Americans With Disabilities Act, 42 U.S.C. Section 12,101 (et seq.), the Environmental Barriers Act, 410 ILCS, 25/1-8 (et seq.), and any law of like import, and all rules, regulations and government orders with respect thereto, and any of the foregoing relating to Hazardous Materials, environmental matters, public health and safety matters, (ii) any applicable fire rating bureau or other body exercising similar functions, affecting the Real Property or the maintenance, use or occupation thereof, or any street, avenue or sidewalk comprising a part of or in front thereof or any vault in or under the same and (iii) all requirements of all insurance bodies affecting the Premises.

        RULES AND REGULATIONS: The rules and regulations annexed to and made a part of this Lease as Exhibit F, as they may be modified from time to time by Landlord.

        SPECIALTY ALTERATIONS: Alterations consisting of kitchens, pantries, executive bathrooms, raised computer floors, computer installations, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, conveyors, dumbwaiters, and other Alterations of a similar character.

        SUBSTANTIAL COMPLETION. As to any construction performed by any party in the Premises, including the Initial Installations, any Alterations, or Landlord's Work, "substantial completion" or "substantially completed" means that such work has been completed, as reasonably determined by Landlord's architect, in accordance with (a) the provisions of this Lease applicable thereto, (b) the plans and specifications for such work, and (c) all applicable Requirements, except for minor details of construction, decoration and mechanical adjustments, if any, the noncompletion of which does not materially interfere with Tenant's use of the Premises.

        SUPERIOR LEASE(S): Any ground or underlying lease of the Real Property or any part thereof heretofore or hereafter made by Landlord and all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof.

        TENANT'S PROPERTY: Tenant's movable fixtures and movable partitions, telephone and other equipment, computer systems, trade fixtures, furniture, furnishings, and other items of personal property which are removable without material damage to the Premises or Building.

        UNAVOIDABLE DELAYS: Landlord's inability to fulfill or delay in fulfilling any of its obligations under this Lease expressly or impliedly to be performed by Landlord or Landlord's inability to make or delay in making any repairs, additions, alterations, improvements or decorations or Landlord's inability to supply or delay in supplying any equipment or fixtures, if Landlord's inability or delay is due to or arises by reason of strikes, labor troubles or by accident, or by any cause whatsoever reasonably beyond Landlord's control, including laws, governmental preemption in connection with a national emergency, Requirements or shortages, or unavailability of labor, fuel, steam, water, electricity or materials, or delays caused by Tenant or other tenants, mechanical breakdown, acts of God, enemy action, civil commotion, fire or other casualty.

                                    EXHIBIT C

                             [Intentionally Omitted]

                                    EXHIBIT D

                               HVAC SPECIFICATIONS

        The HVAC System shall maintain the following temperature conditions in the Premises (based on ASHRE guidelines 90 and 62 (1% outdoor criterial)).

        TEMPERATURE          HEATING SEASON        COOLING SEASON
        -----------          --------------        --------------
        Outside:              -10(degrees)F           94(degrees)F.DB
                                                      74(degrees)F.WB

        Inside:                72(degrees)F
                              (-2(degrees)F)          74(degrees)F (+/-2F)

        Landlord shall not be responsible for failure to meet the above performance standards in any portion of the Premises if such failure results from (A) occupancy in excess of one person per 100 rsf, (B) and electrical load in excess of six (6) watts per square foot, (C) Tenant's Work or alterations to the Premises which adversely affects the operation of the system or (D) installation or placement of equipment or personal property which adversely affects the operation of the HVAC system.

                                    EXHIBIT E

                             CLEANING SPECIFICATIONS

GENERAL CLEANING

NIGHTLY

        General Offices:

        1. All hard surfaced flooring to be swept using approved dustdown preparation.

        2. Carpet sweep all carpets, moving only light furniture (desks, file cabinets, etc. not to be moved).

        3. Hand dust and wipe clean all furniture, fixtures and window sills.

        4. Empty all waste receptacles and remove wastepaper.

        5. Wash clean all Building water fountains and coolers.

        6. Sweep all private stairways.

        Lavatories:

        1. Sweep and wash all floors, using proper disinfectants.

        2. Wash and polish all mirrors, shelves, bright work and enameled surfaces.

        3. Wash and disinfect all basins, bowls and urinals.

        4. Wash all toilet seats.

        5. Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.

        6. Empty paper receptacles, fill receptacles and remove wastepaper.

        7. Fill toilet tissue holders.

        8. Empty and clean sanitary disposal receptacles.

WEEKLY

        1. Vacuum all carpeting and rugs.

        2. Dust all door louvers and other ventilating louvers within a person's normal reach.

        3. Wipe clean all brass and other bright work.

QUARTERLY

        High dust premises complete including the following:

        1. Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

        2. Dust all vertical surfaces, such as walls, partitions, doors, bucks and other surfaces not reached in nightly cleaning.

        3. Dust all venetian blinds.

        4. Wash all windows.

        Landlord shall have the right to modify the foregoing specifications at anytime and from time to time provided the level of cleaning is not materially reduced.

                                    EXHIBIT F

                              RULES AND REGULATIONS


        (1) Tenant will not make or permit to be made any use of the Premises or Building which, directly or indirectly is forbidden by public law, ordinance or governmental regulation or which may be dangerous to persons or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Building or covering its operations. Tenant shall not do, or permit to be done, any act or thing upon the Premises which will be in conflict with fire insurance policies covering the Building . Tenant, at its sole expense shall comply with all rules, regulations or requirements of the State Inspection and Rating Bureau, or any other similar body, and shall not do, or permit anything to be done upon the premises, or bring or keep anything thereon in violation of rules, regulations or requirements of the Fire Department, State Inspection and Rating Bureau, Fire Insurance Rating Organization or other authority having jurisdiction and then only in such quantity and manner of storage as not to increase the rate of fire insurance applicable to the Building.

        (2) Tenant assumes full responsibility for: (a) protecting the Premises from theft, robbery and pilferage (b) keeping the Premises secure and (c) locking the doors in and to the Premises. All property belonging to Tenant or any person in the Premises, which is in the Building or the Premises, shall be there at the risk of Tenant or other person only, and Landlord and its agents and employees shall not be liable for damage thereto or theft or misappropriation thereof.

        (3) Any person in the Building will be subject to identification by employees and agents of Landlord. All persons in or entering Building shall be required to comply with the security policies of the Building. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss, or damage.

        (4) Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays and legal holidays all persons who do not present an approved pass to the Building signed authorized tenant representative or approved by Landlord. Tenant shall be responsible for all persons for whom a pass shall be issued at the request of Tenant and shall be liable to Landlord for all acts of such persons.

        (5) Subject to applicable laws and ordinances, all stairwell doors shall be locked to prevent access from the stairwell side. Except to the extent expressly permitted in the Lease, Tenant shall not use the stairwells to move from floor to floor.

        (6) After Building standard hours no person shall be allowed to gain elevator access to any floor in the Building unless such person has adequate Building identification and, if applicable, a card key.

        (7) Landlord reserves the right to refuse any request by an employee, agent, servant, visitor or licensee of Tenant to unlock doors to Tenant's suite without proper authorization from a Tenant representative. Landlord reserves the right to charge the Tenant for this service as it is performed.

        (8) Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

        (9) Tenant and Tenant's employees, directors and contractors shall evacuate the Premises and the Building in the event of a life threatening emergency which necessitates a general evacuation of the Building, and at such time as evacuation is required in order to comply with fire or similar drills required by applicable statues or codes.

        (10) The sidewalks, walks, entries, corridors, concourses, ramps, staircases, escalators, and elevators shall not be obstructed or used by Tenant, or the employees, agents, servants, visitors, or licensees of Tenant for any purpose other than ingress and egress to and from the Premises.

        (11) Any hand trucks, carryalls, or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards, and such other safeguards as Landlord shall require.

        (12) All removals or the carrying in or out of any freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during Building standard hours and in such manner and using such elevators as Landlord or its Agent may determine from time to time. Landlord reserves the right to require that any delivery of freight, furniture or bulky material requiring exclusive use of the freight elevator and/or more than two trips be scheduled in advance for after-hour delivery. A freight elevator operator and dock guard must be posted during after-hour deliveries and/or removals. The cost for this personnel will be set by the Landlord and subject to revision from time to time. The Tenant shall pay all costs for the provision of this personnel. Deliveries on Saturdays and Sundays are subject to a four hour minimum charge for the freight operator and dock guard. Deliveries or move-ins scheduled during the week but begin after 6:00 p.m. shall be subject to a four hour minimum.

        (13) Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of theses Rules and Regulations. Landlord may require any person leaving the public areas of the Building with any package or other object or matter to submit a pass, signed by an authorized representative of the Tenant, listing such package or object matter being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord for the protection of any Tenant against the removal of property from the premises of such Tenant.

        (14) Tenant may, at its sole cost and expense and subject to compliances with all applicable requirements of the Lease, install and maintain vending machines for the exclusive use by Tenant, its officers, employees and business guests, provided that each machine, where necessary shall have a waterproof mat underneath and be connected to a drain. Tenant shall not permit the delivery of any food or beverage to the Premises, except by such persons delivering the same shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed.

        (15) Tenant shall be responsible for the delivery and pick up of all mail from the United States post Office.

        (16) The requirements of Tenant will be attended to upon verbal and/or written request at the Office of the Building. Employees shall not perform any work or do anything outside of the regular duties, unless under special instructions from the Office of the Landlord.

        (17) Tenant may request heating and/or air conditioning for non-business hours by submitting a written request therefor to the Office of the Building during normal business hours at least twenty-four (24) hours prior to the time such additional services are needed. If additional services are required for a Sunday, then the request should be received in the Office of the Building no later than the close of business on the preceding Friday. There is a four hour minimum usage and charge for additional HVAC service requested and provided after the equipment has been shut down. The costs for additional HVAC services are published by the Office of the Building and such costs are revised from time to time.

        (18) No Tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning the premises, unless otherwise agreed to by Landlord in writing. No Tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness. Tenant shall not clean or permit the cleaning of any window in the premises from the outside. Tenant shall at all times keep the Premises neat, orderly and in good repair.

        (19) Each Tenant shall, at its expense, provide artificial light for the employees of Landlord while doing janitor service or other cleaning, and in making repairs or alterations in said Premises.

        (20) The work of the janitor or cleaning personnel shall not be hindered by Tenant after 5:30 p.m. Landlord's cleaning personnel may clean the exterior windows at any time. Tenant shall provide adequate waste receptacles and recycling bins to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning services.

        (21) Tenant shall not at any time, place, leave, or discard any rubbish, paper, articles, or objects or any kind whatsoever outside the doors of the Premises or in the corridors, freight elevator lobbies or passageways of the Building. Tenant shall use its best efforts to cause its employees, agents, servants, visitors, and licensees to comply with the foregoing.

        (22) Each Tenant shall store all its trash, garbage and recyclables within its Premises. No material shall be disposed of which may result in a violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall use Building's hauler unless otherwise stipulated in Lease.

        (23) Landlord's compactor and dumpsters are to be used for normal paper and wet waste associated with the Tenant's operation. Any excessive discarding of refuse including file purging, "spring cleaning", furniture disposal, equipment disposal and packaging from deliveries is considered to be beyond normal use. The cost for such excess disposal shall be the sole responsibility of the Tenant. Tenant will pay Landlord's published charges for the removal and hauling of excess refuse. Such charges may be revised from time to time.

        (24) The water and wash closets, electrical closets, mechanical rooms, fire stairs, drinking fountains, toilets, urinals, sinks and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed. No sweepings, rubbish, rags, coffee grounds, or other substances shall be deposited therein. All damages resulting from the misuse of the fixtures by the Tenant who or whose servants, employees, agents, visitors or licensees shall have caused the same.

        (25) Tenant shall not waste electricity or water and shall cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning, and shall refrain from attempting to adjust any controls.

        (26) Tenant shall lower and adjust the Venetian blinds on the windows in the Premises if such lowering and adjustments reduces the sun load.

        (27) No awnings, shutters, or other projections shall be attached to the outside walls of the Building. No draperies or other window coverings or obstructions shall be attached to or hung in or used in connection with any exterior window or entry door of the Premises without the prior written consent of Landlord. Tenant shall not remove any Building standard window coverings designated and approved by Landlord for exclusive use throughout the Building.

        (28) In accordance with the Alteration section of the Lease, Landlord shall review and approve architectural and engineering drawings. The review/alteration of Tenant drawings and/or specifications by Tishman Speyer Properties, L.P. and any of its representatives is not intended to verify the Tenant's engineering or design requirements and/or solutions. The review/alteration is performed to determine compatibility with the building's systems and lease conditions.

        (29) Tenant renovations are to be performed by those contractors and subcontractors on the Landlord's approved contractors list, adhere to the Building's applicable Standard Operating Procedures, be compatible with Building systems and other common systems.

        (30) Except as otherwise set forth in the Lease, and except for areas designated by Tenant as "security areas," no additional locks or bolts of any kind which are not operable by the master key or card for the Building shall be placed on any door in the Building or the Premises and no lock on any door therein shall be changed or altered in any respect which will make it inoperable by the master key or card. Landlord shall furnish two keys for each lock on exterior doors to the Premises and shall, on Tenant's request and at Tenant's expense, provide additional duplicate keys at Landlord's published price. All keys which can be collected by Tenant shall be returned to Landlord upon termination of this Lease. Landlord may at all times keep a pass key to the Premises except for security areas. In the event of an emergency that requires Landlord to enter a security area by force, Tenant shall be responsible for any and all repairs necessary to restore secured area to its original condition. Except for reception areas, all entrance doors to the Premises shall be left closed at all times, and left locked when the Premises are not in use.

        (31) Except as provided in Article 6.1(a), no Tenant shall mark, paint, drill into or in any way deface any part of the Premises or the Building, except with the prior written consent of Landlord. Except as otherwise provided in the Lease, Tenant shall not install any signal, communication, alarm or other utility or service system or equipment without the prior written consent of Landlord. If Tenant desires telegraphic, telephonic, burglar alarm or signal service, Landlord will, upon request, direct where and how connections and all wiring for such service shall be introduced and run. Without such directions, no boring, cutting or installation of wires or cables is permitted.

        (32) Tenant shall not place, or cause or allow to be placed, any sign, advertisement, notice or lettering whatsoever in the Premises. Except as set forth in the Lease, unless Tenant leases an entire floor, Tenant shall not place any sign or lettering in or about the Premises except in and at such places as may be designated by Landlord and consented to by Landlord in writing. All lettering and/or graphics on multi-tenant floors shall confirm to the standards prescribed by Landlord.

        (33) Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability for offices, and, upon written notice from Landlord, Tenant will refrain from or discontinue such advertising. Tenant shall not use the name of the Building except as an address or use pictures or illustrations of the Building without the prior written consent of Landlord.

        (34) Canvassing, soliciting, or peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

        (35) Upon learning thereof, Tenant shall give reasonable, prompt notice to Landlord in case of theft, unauthorized solicitation, or accident in the Premises, the Garage or in the Building or for defects in the Building or any of Landlord's fixtures or equipment, or any known emergency therein.

        (36) Tenant shall not serve, nor permit the serving of, alcoholic beverages in the Premises unless Tenant obtains appropriate host liquor liability insurance in an amount determined by Landlord and naming Landlord and its Agents as additional insureds. Certificates of such insurance shall be provided to Landlord in the same manner and on the same conditions as set forth in the Lease for Tenant's commercial general liability insurance.

        (37) Except for material normally used in connection with the uses permitted under the Lease, Tenant shall not, without Landlord's prior written approval, bring or permit to be brought or kept in or on the Premises any inflammable, combustible, corrosive, caustic, poisonous, explosive or hazardous substances, or cause or permit any odors to permeate in or emanate from the Premises, in violation of Hazardous Substances Laws. Any such substance allowed in the Premises shall be stored in a cabinet and location approved by Landlord. The Landlord shall require Tenant to provide Material Safety Data Sheets (MSDS) on any such substance stored in the Premises. Such MSDS shall be updated annually as required by the Landlord.

        (38) No Tenant shall lay floor tile, or other similar floor covering so that the same shall come in direct contact with the floor of the Premises and, if such floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

        (39) Tenant shall, at its expense, cause the Premises to be exterminated, from time to time as Landlord may reasonably direct or whenever there is evidence of infestation to Landlord's reasonable satisfaction, by licensed exterminators approved by Landlord.

        (40) Tenant shall not overload floors. Tenant shall obtain Landlord's prior written approval as to size, maximum weight, routing and location of business machines, high density filing systems, safes and heavy objects. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's permitted use of the Premises.

        (41) Except to the extent expressly provided in the Lease, no Tenant's employee, visitor or contractor shall be permitted to have access to the Building's roof, mechanical, electrical or telephone rooms/closets without permission from the Landlord.

        (42) Except to the extent expressly permitted by the Lease, the Premises shall not be used for (i) a restaurant or bar; (ii) the preparation, consumption, storage, manufacture or sale of food or beverages (except in connection with vending machines and/or warming kitchens installed for the use of Tenant's employees only), liquor, tobacco or drugs; (iii) the business of photocopying, multilith or offset printing (except photocopying in connection with Tenant's own business); (iv) a typing or stenography business; (v) a school or classroom (except for classrooms used in connection with employee or client training programs); (vi) lodging or sleeping; (vii) the operation of retail facilities (meaning a business whose primary patronage arises from the generalized solicitation of the general public to visit Tenant's offices in person without a prior appointment of a savings and loan association or retail facilities of any financial, lending, securities brokerage or investment activity; (viii) a payroll office; (ix) a barber, beauty or manicure shop; (x) an employment agency, executive search firm or similar enterprise; (xi) offices of any Governmental Authority, any foreign government, the United Nations, or any agency or department of the foregoing; (xii) the manufacture, retail sale, storage of merchandise or auction of merchandise, goods or property of any kind to the general public which could reasonably be expected to create a volume of pedestrian traffic substantially in excess of that normally encountered int he premises; (xiii) the rendering of medical, dental or other therapeutic or diagnostic services; (xiv) any illegal purposes or any activity constituting a nuisance; or (xv) any purpose which violates the certificate of occupancy issued for the Premises or the Building.

        (43) Tenant shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances, any of which may be offensive to the other tenants and occupants of the Building, or that would interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Building or elsewhere. Tenant shall not place or install any antennas, aerials, microwave dishes or similar devices outside of the Premises or on the Building without Landlord's prior written approval.

        (44) Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the Premises except as is expressly permitted in the foregoing lease.

        (45) Tenant shall not invite to the Premises, or permit the visit of persons in such number or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators and other facilities of the building by other Tenants.

        (46) Tenant, its servants, employees, customers, invitees, and guests shall, when using the parking facilities in and around the Building, observe and obey all signs regarding fire lanes and no parking zones, and when parking, always park between the designated lines. Landlord reserves the right to tow, at the expense of the owner, any vehicle which is improperly parked or parked in a no parking zone. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles except as set forth in this Lease.

        (47) Tenant shall be responsible for the actions of its employees, invitees, vendors and contractors when they are in the Building and Premises performing work or providing services for the Tenant.

        (48) No bicycles, motorcycles, vehicles or animals of any kind (except for an animal aiding a disabled person) shall be brought into or kept by any Tenant the Premises or in the Building.

        (49) Tenant shall not place or allow anything to be placed against or near the glass or partitions or doors of the premises which may diminish the light in, or be unsightly from public corridors, or exterior of the Building.

        (50) Halogen desk lamps, space heaters, extension cords and decorative lights such as those used to decorate holiday trees and wreaths are prohibited in the Premises.

        (51) No Tenant shall accept barbering or shoe shining services in the Premises, from any company or persons not approved by Landlord, and at hours and under regulations other than as fixed by Landlord.

        (52) Smoking is prohibited in all public areas, including the entrance doors. Landlord reserves the right to designate smoking areas around the outside of the Building and prohibit smoking in certain areas around the outside of the Building.

        (53) All contractors and vendors performing work or services in the Premises shall comply with the Contractor and Vendor Guidelines for the Building, as in effect from time to time.

        (54) Landlord reserves the right to amend, change or modify these Rules and Regulations from time to time as it deems necessary. Any such amendment, change or modification shall be effective upon written notice thereof to Tenant.

        (55) Landlord reserves the right to change the name of the Building.

        (56) Landlord may waive any one or more of these rules and Regulations from time to time for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor or any other tenant or tenants, nor prevent landlord from thereafter enforcing any such rules and regulations against any or all or the tenants of the Building.

        (57) Landlord shall not be responsible to Tenant or to any other person for the non-observance or violation of these Rules and Regulations by any other tenant or other person. Tenant shall be deemed to have read the rules and Regulations and to have agreed to abide by them as a condition to its occupancy of the space leased.

        (58) In the event of a conflict between these Rules and Regulations and terms of the Lease, the terms of the Lease shall control.

                                    EXHIBIT G

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT


Tenant Name: NETRIGHT TECHNOLOGIES
Trade Name: ____________________________
Room/Unit No.: Portion of 17th Floor

        THIS AGREEMENT is dated the _____ day of December, 1998, and is made by and among CONNECTICUT GENERAL LIFE INSURANCE COMPANY, having an address c/o CIGNA Investments, Inc., 900 Cottage Grove Road, Bloomfield, Connecticut 06002,
Attn: Real Estate Investment Services S-313 ("Mortgagee"), NETRIGHT TECHNOLOGIES ___________________________, having an address of 55 East Monroe Street, Chicago, Illinois 60603 ("Tenant"), and TST 55 EAST MONROE, L.L.C., a Delaware limited liability company, having an address c/o Tishman Speyer Properties, 520 Madison Avenue, New York, New York, 10022 ("Landlord").

                                    RECITALS:

        A. Tenant has entered into a lease ("Lease") dated December _____, 1998 with Landlord, covering a portion of the 17th floor (the "Premises") within the building known as 55 East Monroe Street, Chicago, Illinois 60603 ("Building"), located on the Real Property, more particularly described as shown on Exhibit A, attached hereto (the "Real Property").

        B. Mortgagee has made a mortgage loan in the amount of $60,000,000 to Landlord, secured by a mortgage of the Landlord's leasehold interest in the Real Property (the "Mortgage"), and the parties desire to set forth their agreement herein.

        NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1. The Lease and all extensions, renewals, replacements or modifications thereof are and shall be subject and subordinate to the Mortgage and all terms and conditions thereof insofar as it affects the Building of which the Premises form a part, and to all renewals, modifications, consolidations, replacements and extensions thereof, to the full extent of amounts secured thereby and interest thereon.

        2. Tenant shall attorn to and recognize any purchaser at a foreclosure sale under the Mortgage, any transferee who acquires the Premises by deed in lieu of foreclosure, and the successors and assigns of such purchaser(s), as its landlord for the unexpired balance (and any extensions, if exercised) of the term of the Lease on the same terms and conditions set forth in the Lease.

        3. If it becomes necessary to foreclose the Mortgage, Mortgagee shall neither terminate the Lease nor join Tenant in summary or foreclosure proceedings so long as Tenant is not in default under any of the terms, covenants, or conditions of the Lease.

        4. If Mortgagee succeeds to the interest of Landlord under the Lease, Mortgagee shall not be:

               (a) liable for any act or omission of any prior landlord (including Landlord);

               (b) liable for the return of any security deposit unless such deposit has been delivered to Mortgagee by Landlord or is an escrow fund available to Mortgagee;

               (c) subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord);

               (d) bound by any rent or additional rent that Tenant might have paid for more than the current month to any prior landlord (including Landlord);

               (e) bound by any amendment, modification, or termination of the Lease made without Mortgagee's consent;

               (f) personally liable under the Lease, Mortgagee's liability thereunder being limited to its interest in the Real Property; or

               (g) bound by any notice of termination given by Landlord to Tenant without Mortgagee's prior written consent thereto.

        5. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their successors and assigns.

        6. Tenant shall give Mortgagee, by certified mail, return receipt requested, or by commercial overnight delivery service, a copy of any notice of default served on Landlord, at Mortgagee's address set forth above or at such other address as to which Tenant has been notified in writing. If Landlord shall have failed to cure such default within the time provided for in the Lease, then Mortgagee shall have an additional ten (10) days within which to cure any default capable of being cured by the payment of money and an additional thirty
(30) days within which to cure any other default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default shall be granted if within such thirty (30) days Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event the Lease shall not be terminated while such remedies are being so diligently pursued.

        7. Landlord has agreed under the Mortgage and other loan documents that rentals payable under the Lease shall be paid directly by Tenant to Mortgagee upon default by Landlord under the Mortgage. After receipt of notice from Mortgagee to Tenant, at the address set forth above or at such other address as to which Mortgagee has been notified in writing, that rentals under the Lease should be paid to Mortgagee, Tenant shall pay to Mortgagee, or at the direction of Mortgagee, all monies due or to become due to Landlord under the Lease. Tenant shall have no responsibility to ascertain whether such demand by Mortgagee is permitted under the Mortgage, or to inquire into the existence of a default. Landlord hereby waives any right, claim, or demand it may now or hereafter have against Tenant by reason of such payment to Mortgagee, and any such payment shall discharge the obligations of Tenant to make such payment to Landlord.

        8. Tenant declares, agrees and acknowledges that Mortgagee, in making disbursements pursuant to any agreement relating to the Loan, is under no obligation or duty to, nor has Mortgagee represented that it will, see to the application of such proceeds by the person or persons to whom Mortgagee disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement shall not defeat the subordination herein made in whole or in part.

        IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.


Mortgagee:

CONNECTICUT GENERAL
LIFE INSURANCE COMPANY                      Date:
                                                  ------------------------------

By:
        --------------------------------
Its:
        --------------------------------


Tenant:

NETRIGHT TECHNOLOGIES                       Date:
                                                  ------------------------------

By:
        --------------------------------
Its:
        --------------------------------

Landlord:

TST 55 EAST MONROE, L.L.C.,
a Delaware limited liability
company                                      Date:
                                                  ------------------------------

By:
        --------------------------------
        Its: Authorized Signer

STATE OF ILLINOIS  )
                       )  SS.
COUNTY OF COOK     )

        I, _____________________ a Notary Public in and for said County in the State aforesaid, DO HEREBY CERTIFY THAT __________________________, an authorized signer of TST 55 EAST MONROE, L.L.C., in whose name the above and foregoing instrument is executed, appeared before me this day in person and acknowledged himself to be authorized to do so, executed the foregoing instrument for the purposes contained therein by signing the name of the corporation by himself as such officer.

        Given under my hand and Notarial seal this ____ day of ______________, 19__.


                                       -----------------------------------------
                                       Notary Public


My Commission Expires:


----------------------------


                              [Tenant-corporation]

STATE OF ___________ )
                             )  SS.
COUNTY OF __________ )

        On this ______ day of ______________________, 19__, before me, notary public, the undersigned officer, personally appears __________________, who acknowledged himself to be the ____________________ of _______________________,
a _________________ corporation, and the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

        Given under my hand and Notarial seal this ____ day of ______________, 19__.


                                       -----------------------------------------
                                       Notary Public


My Commission Expires:


----------------------------

                              [Tenant-partnership]

STATE OF _____________ )
                             )  SS.
COUNTY OF ____________ )

        On this _____ day of ____________________ in the year ______ before me,
___________________________ a Notary Public of said State, duly commissioned and sworn, personally appeared ___________________________, known to me (or proved to me on the oath of _____________) to be a general partner venture of a limited that executed the within instrument, and acknowledged to me that such partnership executed the same.

        Given under my hand and Notarial seal this ____ day of ______________, 19__.


                                       -----------------------------------------
                                       Notary Public


My Commission Expires:


----------------------------



                      [Tenant - Limited Liability Company]

STATE OF _____________ )
                             )  SS.
COUNTY OF ____________ )

        On this _____ day of ____________________ in the year ______ before me,
___________________________ a Notary Public of said State, duly commissioned and sworn, personally appeared ___________________________, known to me (or proved to me on the oath of _____________) to be a general partner of a limited liability company that executed the within instrument, and acknowledged to me that such limited liability company executed the same.

        Given under my hand and notarial seal this _____ day of ______________, 19__.


                                       -----------------------------------------
                                       Notary Public


My Commission Expires:


----------------------------

                             CII ON BEHALF OF CGLIC)

STATE OF CONNECTICUT )
                             )  SS.
COUNTY OF HARTFORD   )

        On this _____ day of ____________________, personally appeared ___________________________, who acknowledged himself to be the _____________ of
CIGNA Investments, Inc., a corporation, and that he being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation.

        IN WITNESS WHEREOF, I hereunto set my hand.


                                       -----------------------------------------
                                       Notary Public


My Commission Expires:


----------------------------

                                    EXHIBIT A

                             Description of Premises

PARCEL 1-A:

LOTS TWO AND THREE IN BLOCK FOUR IN FRACTIONAL SECTION 15 ADDITION TO CHICAGO, IN SECTION 15, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN IN COOK COUNTY, ILLINOIS.

PARCEL 1-B:

THE NORTH FIFTY-FOUR FEET OF LOT SIX IN BLOCK FOUR IN FRACTIONAL SECTION 15 ADDITION TO CHICAGO IN SECTION 15, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN IN COOK COUNTY, ILLINOIS.

PARCEL 2:

THE SOUTH 1/2 OF LOT 7 AND SUBLOTS 1, 2, 3, 4 AND 5 OF ASSESSOR'S DIVISION OF LOT 10 IN BLOCK 4 IN FRACTIONAL SECTION 15; ADDITION TO CHICAGO, IN SECTION 15, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PARCEL 3:

THE NORTH HALF OF LOT SEVEN AND THAT PART OF LOT SIX LYING SOUTH OF THE NORTH FIFTY-FOUR FEET THEREOF (EXCEPT THE EAST NINE FEET OF SAID LOTS) IN BLOCK FOUR IN FRACTIONAL SECTION FIFTEEN, ADDITION TO CHICAGO IN SECTION 15, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.

PROPERTY ADDRESS: 55 East Monroe Street, Chicago, Illinois

PIN NOS.:         17-15-103-001-0000
                  17-15-103-002-0000
                  17-15-103-003-0000
                  17-15-103-009-8001
                  17-15-103-009-8002

This Agreement Prepared By and after Recording Return To:

David M. Arnburg
Gould & Ratner
222 North LaSalle Street
Suite 800
Chicago, IL  60601

                                    EXHIBIT H

                           LEASE ESTOPPEL CERTIFICATE

Landlord: TST 55 EAST MONROE, L.L.C.

Tenant:        NETRIGHT TECHNOLOGIES

Tenant Trade
Name:          ____________________________

Premises: 55 East Monroe Street, 17th Floor

Area:          11,500 Rentable Sq.Ft.

Lease Date: December _______, 1998

The undersigned Tenant of the above-referenced lease (the "Lease") hereby ratifies the Lease and certifies to Lender as mortgagee of the Building (as defined in the Lease) of which the premises demised under the Lease (the "Premises") is a part, as follows:

        1. That the term of the Lease will commence on delivery of possession of the Premises.

        2. That the Lease calls for Monthly Fixed Rent (as defined in the Lease) installments of $10,505.25 as of the Commencement Date and that the Tenant will be paying monthly installments of Rent (as defined in the Lease) totaling $24,979.15 (which includes Fixed Rent, Additional Rent and Electric Rent, if any) which will commence to accrue on the Commencement Date.

        3. That no advance rental or other payment has been made in connection with the Lease, there is no "free rent" or other concession under the remaining term of the lease except for:
               _________________________________________________________________
               _________________________________________________________________

        4. That a cash security deposit in the amount of $23,450.00 and a letter of credit in the amount of $427,215.00 is being held by Landlord, which amount is not subject to any set-off or reduction or to any increase for interest or other credit due to Tenant, except for an annual reduction of the letter of credit in the amount of $85,443.00.

        5. That, to the knowledge of Tenant, all obligations and conditions under said Lease to be performed to date by Landlord or Tenant have been satisfied or are in the process of being satisfied, free of defenses and set-offs including construction of improvements in the Premises.

        6. That the Lease is a valid lease and in full force and effect and represents the entire agreement between the parties; that, to the knowledge of Tenant, there is no existing default on the part of the Landlord or the Tenant in any of the terms and conditions thereof and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default, and that said Lease has not been amended, modified, supplemented, extended, renewed or assigned, except:_____________
               _________________________________________________________________
               _________________________________________________________________

        7. That the Lease provides for a primary term of 120 months; the term of the Lease expires on the 31st day of March, 2009; and that: (initial one)
               ( ) neither the Lease nor any of the documents listed above in Paragraph 6, (if any), contain an option for any additional terms.
               (X) the Lease and/or the documents listed above in Paragraph 6 contain an option for one (1) additional term(s) of five (5) year(s) at a rent to be determined as follows: at market

        8. That Landlord has not rebated, reduced or waived any amounts due from Tenant under the Lease, either orally or in writing, nor has Landlord provided financing for, made loans or advances to, or invested in the business of Tenant.

        9. That, to the best of Tenant's knowledge, Tenant does not use, nor has Tenant disposed of, Hazardous Materials in violation of Environmental Laws on the Real Property or the Premises.

        10. That there are no actions, voluntary or involuntary pending against Tenant under the bankruptcy laws of the United States or any state thereof.

        11. That this certification is made knowing that Landlord's lender, Connecticut General Life Insurance Company, is relying upon the representations herein made.

                                            Tenant

                                            NETRIGHT TECHNOLOGIES

                                            By:_________________________________
                                            Its:________________________________


Date: ___________________

                                                                    EXHIBIT 10.6



                            FIRST AMENDMENT TO LEASE

        THIS AMENDMENT is made as of the 1st day of October, 1999, between TST 55 E. Monroe, L.L.C., a Delaware limited liability company ("Landlord"), having an office c/o Tishman Speyer Properties, L.P. 520 Madison Avenue, New York, New York 10022 and IManage, Inc. (formerly known as Net Right Technologies). ("Tenant"), a Delaware corporation having an office at 2121 South El Camino Real, San Mateo, CA 94430

                                    RECITALS

         Landlord and Tenant entered into that certain Office Building Lease dated as of January 28, 1999 (the "Lease") for a portion of the 17th floor ("Premises") in the building located at 55 East Monroe Street, Chicago, Illinois ("Building"). Landlord and Tenant have agreed to add additional space to the Premises under the Lease and Landlord and Tenant desire to amend the Lease upon the terms and conditions set forth herein.

        NOW, THEREFORE, for $10.00 in hand paid, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

        1. DEFINED TERMS. All capitalized terms used herein shall have the same meanings as in the Lease unless otherwise defined herein.

        2. ARTICLE 1; BASIC LEASE PROVISIONS. The definitions of "Premises", "Tenant's Proportionate Share", Agreed Area of the Premises" and "Fixed Rent" and Landlord's Contribution set forth in Article 1 of the Lease are hereby amended in their entirety to read as follows:

           PREMISES The portion of the 17th Floor of the Building as more particularly described on Exhibit A ("Initial Premises"), and the portions of the 17th Floor of the Building designated as Area A and Area B as more particularly described on Exhibit A-1.

           RENT COMMENCEMENT DATE
           (RCD)                             Initial Space: April 15, 1999

                                             Area B: The earlier of January 1,
                                             2000 and the date Tenant occupies
                                             Area B for the conduct of its
                                             business.

                                             Area A: The earlier of (i) the date
                                             60 days after Landlord delivers
                                             possession of Area A to Tenant and
                                             (ii) the date Tenant occupies Area
                                             A for the conduct of its business.

           TENANT'S PROPORTIONATE
           SHARE Prior to Area B RCD--0.916 percent for Taxes and 0.971 for Operating Expenses. From the Area B RCD to the Area A RCD--1.261 percent for Taxes and 1.337 for Operating
                                             Expenses. From and after the Area A
                                             RCD--1.416 percent
                                             for Taxes and 1.501 percent for
                                             Operating Expenses.

           AGREED AREA OF PREMISES          14,007 rentable square feet prior to
                                            the Area B RCD: 19,288 rentable
                                            square feet from the Area B RCD to
                                            the Area A RCD; and 21,660 rentable
                                            square feet from and after the Area
                                            A RCD.

           FIXED RENT

                                      Period            Annual Fixed Rent   Monthly Fixed Rent
                                      ------            -----------------   ------------------
                                      4/15/99-11/30/99     $126,063.00          $10,505.25
                                      12/1/99-2/29/00      $192,075.50          $16,006.29
                                      3/1/00-3/31/00       $215,795.50          $17,982.96
                                      4/1/00-3/31/01       $222,799.00          $18,566.58
                                      4/1/01-3/31/02       $233,629.00          $19,469.08
                                      4/1/02-3/31/03       $244,459.00          $20,371.58
                                      4/1/03-3/31/04       $255,289.00          $21,274.08
                                      4/1/04-3/31/05       $266,119.00          $22,176.58
                                      4/1/05-3/31/06       $276,949.00          $23,079.08
                                      4/1/06-3/31/07       $287,779.00          $23,981.58
                                      4/1/07-3/31/08       $298,609.00          $24,884.08
                                      4/1/08-3/31/09       $309,439.00          $25,786.58

                                      If Tenant occupies Area B for the conduct of its business prior to December 1, 1999, then for each day of such occupancy Tenant shall pay Fixed Rent to Landlord equal to $181.20. If Tenant occupies Area A for the conduct of its business prior to March 1, 2000, then for each day of such occupancy Tenant shall pay to Landlord Fixed Rent equal to $64.99. The foregoing amounts shall be payable on the date Tenant occupies the applicable space for the conduct of business.

           LANDLORD'S CONTRIBUTION           $280,140 for Initial Premises;
                                             $47,440 for Area A and $184,835 for
                                             Area B

        3. SECTION 2.1. FIXED OPTION SPACE. Section 2.1 of the Lease is null and void.

        4. SECTION 2.5. OPTION TO CANCEL. The reference to $265,714.66 in clause
(a) of Section 2.5 of the Lease is hereby changed to $451,418.33 and the last sentence of said section is null and void.

        5. ARTICLE 34 SECURITY DEPOSIT. Section 34.2(b) of the Lease is amended in its entirety to read as follows and Tenant shall cause an amendment to the Letter of Credit to be issued to reflect this change:

               (b) Notwithstanding the foregoing to the contrary, the amount of the Letter of Credit shall be reduced to zero on the fifth anniversary of the Commencement Date if on such date (i) Tenant has paid all Rent due and payable under this Lease prior to such date and (ii) no Event of Default then exists under this Lease.

        6. EXHIBITS. Exhibit A-1 attached to this Amendment is hereby added as Exhibit A-1 to the Lease.

        7. ADDITIONAL PREMISES. Area B shall be added to the Premises under the Lease on the date this Amendment is signed by Landlord and Tenant. Area A shall be added to the Premises under the Lease on the date the current tenant's lease for such space ends and such tenant vacates and delivers possession of such space to Landlord. All the terms and conditions of the Lease, as amended by this Amendment, shall apply to Area A and Area B. Landlord shall not be liable for failure to deliver possess of Area A and Area B on the dates set forth above and such failure shall not impair the validity of the Lease or extend the Term; provided, however, the Rent payable hereunder for such space shall be abated until possession of such space is delivered to Tenant.

        8. CONDITION OF ADDITIONAL SPACE. Tenant has inspected Area A and Area B and agrees that except for Landlord's Contribution as expressly set forth in paragraph 9 hereof, (a) to accept possession of Area A and Area B in the condition existing on the date delivered by Landlord "as is", (b) that neither Landlord nor Landlord's agents have made any representations or warranties with respect to Area A or Area B or the Building except as expressly set forth herein, and (c) Landlord has no obligation to perform any work, supply any materials, incur any expense or make any alterations or improvements to Area A or Area B for Tenant's occupancy. Any work to be performed by Tenant in connection with Tenant's initial occupancy of Area A and Area B shall be referred to hereinafter as the "Initial Installations". Tenant's occupancy of any part of the Area A or Area B shall be conclusive evidence, as against Tenant, that Tenant has accepted possession of the space in its then current condition and at the time such possession was taken, such space and the Building were in a good and satisfactory condition as required by this.

        9.     LANDLORD'S CONTRIBUTION.

               (a) Landlord agrees to pay to Tenant an amount not to exceed the applicable Landlord's Contribution toward the cost of the Initial Installations for Area A and Area B, provided as of the date on which Landlord is required to make payment thereof pursuant to paragraph 9(b), (i) the Lease is in full force and effect, and (ii) no Event of Default then exists. Tenant shall pay all costs of the Initial Installations in excess of Landlord's Contribution. Landlord's Contribution shall be payable solely on account of labor directly related to the Initial Installations and materials delivered to Area A and Area B in connection with the Initial Installations, except that Tenant may apply up to 5% of Landlord's Contribution to pay "soft costs", consisting of architectural, consulting, engineering and legal fees incurred in connection with the Initial Installations. Tenant shall not be entitled to receive any portion of Landlord's Contribution not actually expended by Tenant in the performance of the Initial Installations in accordance with this paragraph 8, nor shall Tenant have any right to apply any unexpended portion of Landlord's Contribution as a credit against Rent or any other obligation of Tenant hereunder. Upon the completion of the Initial Installations and satisfaction of the conditions set forth in paragraph 9(b), or upon the occurrence of the date which is twelve months after the Rent Commencement Date for the applicable space, whichever first occurs, any amount of Landlord's Contribution which has not been previously disbursed shall be retained by Landlord.

               (b) Landlord shall pay Landlord's Contribution for Area A and Area B to Tenant following commencement of Tenant's business operations in Area A and Area B, respectively, and the final completion of the Initial Installations in such space, within 30 days after submission by Tenant to Landlord of a written requisition therefor, signed by the chief financial officer of Tenant and accompanied by (i) copies of paid invoices covering all of the Initial Installations, (ii) a written certification from Tenant's architect stating that the Initial Installations described on such invoices have been completed in accordance with the plans and specifications approved by Landlord, that such work has been paid in full by Tenant and that all contractors, subcontractors and material suppliers have delivered to Tenant waivers of lien with respect to such work (copies of which shall be included with such architect's certification), (iii) proof of the satisfactory completion of all required inspections and the issuance of any required approvals and sign-offs by Governmental Authorities with respect thereto, (iv) final "as-built" plans and specifications for the Initial Installations as required pursuant to Section 6.1(c) of the Lease and (v) such other documents and information as Landlord may reasonably request, including in connection with title drawdowns and endorsements.

        10. REAL ESTATE BROKERS. Landlord has retained Landlord's Agent as leasing agent in connection with this Amendment and Landlord will be solely responsible for any fee that may be payable to Landlord's Agent. Each of Landlord and Tenant represents and warrants to the other that it has not dealt with any broker in connection with this Amendment other than Landlord's Agent and Broker and that to the best of its knowledge and belief, no other broker, finder or like entity procured or negotiated this Amendment or is entitled to any fee or commission in connection herewith. The execution and delivery of this Amendment by each party shall be conclusive evidence that each party has relied upon the foregoing representations and warranties. Each of Landlord and Tenant shall indemnify, defend, protect and hold the other party harmless from and against any and all costs expenses, claims and liabilities (including reasonable attorneys' fees and disbursements) which the indemnified party may incur by reason of any claim of or liability to any broker, finder or like agent (other than Landlord's Agent and Broker) arising out of any dealings claimed to have occurred between the indemnifying party and the claimant in connection with this Amendment, and/or the above representation being false. The provisions of this paragraph 6 shall survive the expiration or earlier termination of the Term of the Lease.

        11. BINDING EFFECT. The Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof. In the event of any conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall control. This Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

        12. SUBMISSION. Submission of this Agreement by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Amendment unless and until this Amendment is fully signed and delivered by Landlord and Tenant.

        13. EXCULPATION. The liability of Landlord for Landlord's obligations under the Lease, as amended by this Amendment (the "Amended Lease"), shall be limited to Landlord's interest in the Building and the land thereunder and Tenant shall not look to any other property or assets of Landlord or the property or assets of any partner, shareholder, director, officer, principal, employee or agent, directly and indirectly, of Landlord (collectively, the "Parties") in seeking either to enforce Landlord's obligations under the Amended Lease or to satisfy a judgment for Landlord's failure to perform such obligations; and none of the Parties shall be personally liable for the performance of Landlord's obligations under the Amended Lease.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the date first above written.

                                        TENANT:

                                        iMANAGE, INC., a Delaware corporation



                                        By:    /s/ Mark Culhane
                                            ------------------------------------
                                               Mark Culhane
                                               Title: Chief Financial Officer
                                                      --------------------------


                                        LANDLORD:

                                        TST 55 EAST MONROE, LLC,
                                        a Delaware limited liability company



                                        By: /s/ Andrew J. Nathan
                                            ------------------------------------
                                               Its: Authorized Signer